                           PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                          BOSTON EDISON COMPANY, SELLER

                                       AND

                           SITHE ENERGIES, INC., BUYER

                          DATED AS OF DECEMBER 10, 1997

                                TABLE OF CONTENTS


ARTICLE 1
DEFINITIONS, SCHEDULES AND EXHIBITS....................................   -1-
     1.1    Definitions................................................   -1-
            -----------
     1.2    Schedules and Exhibits.....................................   -1-
            ----------------------

ARTICLE 2
PURCHASE AND SALE OF ASSETS............................................   -1-
     2.1    Transfer of Assets.........................................   -1-
            ------------------
     2.2    Excluded Assets............................................   -3-
            ---------------
     2.3    Assumption of Liabilities..................................   -4-
            -------------------------
     2.4    Excluded Liabilities.......................................   -5-
            --------------------
     2.5    Closing....................................................   -6-
            -------
     2.6    Purchase Price and Payment.................................   -6-
            -------------------------
     2.7    Adjustments to Purchase Price..............................   -6-
            -----------------------------
     2.8    Allocation of Purchase Price...............................   -7-
            ----------------------------
     2.9    [Reserved].................................................   -8-
     2.10   Closing Deliveries by Seller...............................   -8-
            ----------------------------
     2.11   Closing Deliveries by Buyer................................   -9-
            ---------------------------

ARTICLE 3
REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF SELLER..................  -11-
     3.1    Organization, Existence and Authority......................  -11-
            -------------------------------------
     3.2    Execution, Delivery and Enforceability.....................  -11-
            --------------------------------------
     3.3    No Violation or Default....................................  -11-
            -----------------------
     3.4    Contracts..................................................  -11-
            ---------
     3.5    No Consents................................................  -12-
            -----------
     3.6    Litigation.................................................  -12-
            ----------
     3.7    Brokers....................................................  -12-
            -------
     3.8    Permits....................................................  -12-
            -------
     3.9    Compliance with Laws and Permits...........................  -12-
            --------------------------------
     3.10   Condemnation...............................................  -13-
            ------------
     3.11   Title......................................................  -13-
            -----
     3.12   Taxes......................................................  -13-
            -----
     3.13   Labor Matters..............................................  -13-
            -------------
     3.14   Benefit Plans..............................................  -13-
            -------------
     3.15   Environmental Matters......................................  -13-
            ---------------------
     3.16   Disclaimers Regarding Assets...............................  -14-
            ----------------------------

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER................................  15
     4.1    Organization, Existence and Authority......................  15
            -------------------------------------
     4.2    Execution, Delivery and Enforceability.....................  15
            --------------------------------------
     4.3    No Violation or Default....................................  15
            -----------------------
     4.4    No Consents................................................  16
            -----------
     4.5    Litigation.................................................  16
            ----------
     4.6    Brokers....................................................  16
            -------
     4.7    [Reserved].................................................  16
     4.8    No Knowledge of Seller's Breach............................  16
            -------------------------------
     4.9    Qualified Buyer............................................  16
            ---------------
     4.10   Title Policy Commitment....................................  16
            -----------------------
     4.11   [Reserved].................................................  16
     4.12   "AS IS" Sale...............................................  16
            ------------
     4.13   Buyer's Affiliate..........................................  17
            -----------------

ARTICLE 5
FURTHER ASSURANCES, REGULATORY MATTERS
AND AGREEMENTS PENDING CLOSING.........................................  17
     5.1    Cooperation to Consummate Transaction......................  17
            -------------------------------------
     5.2    Access to Information and Assets...........................  18
            --------------------------------
     5.3    Compliance with HSR Act....................................  18
            -----------------------
     5.4    Advice of Changes..........................................  19
            -----------------

ARTICLE 6
CONFIDENTIALITY........................................................  19
     6.1    Public Announcement........................................  19
            -------------------
     6.2    Confidentiality............................................  19
            ---------------
     6.3    Regulatory Agencies........................................  20
            -------------------
     6.4    Survival...................................................  20
            --------
     6.5    Buyer Contact with Vendors and Employees; Cooperation......  20
            -----------------------------------------------------

ARTICLE 7
TAXES, PRORATIONS AND CLOSING COSTS....................................  21
     7.1    Taxes......................................................  21
            -----
     7.2    Proration of Income and Expenses...........................  22
            --------------------------------
     7.3    Proration Method...........................................  22
            ----------------
     7.4    Costs and Expenses.........................................  22
            ------------------

ARTICLE 8
CASUALTY AND CONDEMNATION..............................................  23
     8.1    Casualty Loss..............................................  23
            -------------

ARTICLE 9
OPERATION PENDING CLOSING..............................................  24
     9.1    Operation and Maintenance of Assets Pending Closing........  24
            ---------------------------------------------------
     9.2    Capital Expenditures.......................................  26
            --------------------

ARTICLE 10
AGREEMENTS RELATIVE TO PERIOD AFTER CLOSING............................  26
     10.1   Post Closing Cooperation by Buyer..........................  26
            ---------------------------------
     10.2   Further Assurances.........................................  26
            ------------------
     10.3   Notification of Transfer...................................  28
            ------------------------
     10.4   NEPOOL.....................................................  28
            ------
     10.5   Local Area Transmission Support............................  28
            -------------------------------
     10.6   Employees..................................................  28
            ---------

ARTICLE 11
ENVIRONMENTAL MATTERS..................................................  30
     11.1   Environmental Conditions...................................  30
            ------------------------
     11.2   Obligations of Seller......................................  30
            ---------------------
     11.3   Environmental Commitments..................................  30
            -------------------------

ARTICLE 12
INDEMNIFICATION, RELEASE AND RELATED MATTERS...........................  30
     12.1   Indemnification by Seller..................................  30
            -------------------------
     12.2   Indemnification by Buyer...................................  31
            ------------------------
     12.3   Buyer's Release of Seller..................................  31
            -------------------------
     12.4   Notice of Claim............................................  32
            ---------------
     12.5   Defense of Third Party Claims..............................  32
            -----------------------------
     12.6   Cooperation................................................  33
            -----------
     12.7   Mitigation and Limitation on Claims........................  33
            -----------------------------------
     12.8   No Recourse................................................  34
            -----------
     12.9   Survival of Representations and Warranties.................  34
            ------------------------------------------
     12.10  Survival of Indemnification Provisions.....................  34
            --------------------------------------
     12.11  Remedies Exclusive.........................................  34
            ------------------

ARTICLE 13
CONDITIONS PRECEDENT TO OBLIGATIONS OF
BUYER AT THE CLOSING...................................................  34
     13.1   Warranties and Covenants...................................  35
            ------------------------
     13.2   Regulatory Approvals.......................................  35
            --------------------
     13.3   No Litigation..............................................  35
            -------------
     13.4   Seller's Closing Deliveries................................  35
            ---------------------------
     13.5   HSR Act....................................................  35
            -------
     13.6   No Termination.............................................  35
            --------------

     13.7   Transition Agreement.......................................  35
            --------------------

ARTICLE 14
CONDITIONS PRECEDENT TO OBLIGATIONS OF
SELLER AT THE CLOSING..................................................  35
     14.1   Warranties and Covenants...................................  35
            ------------------------
     14.2   Regulatory Approvals.......................................  36
            --------------------
     14.3   DPU Approval...............................................  36
            ------------
     14.4   No Litigation..............................................  36
            -------------
     14.5   Buyer s Closing Deliveries.................................  36
            --------------------------
     14.6   HSR Act....................................................  36
            -------
     14.7   No Termination.............................................  36
            --------------
     14.8   Transition Agreement.......................................  36
            --------------------

ARTICLE 15
TERMINATION AND REMEDIES...............................................  36
     15.1   Termination................................................  36
            -----------
     15.2   Effect of Termination Without Default......................  38
            -------------------------------------

ARTICLE 16
MISCELLANEOUS AGREEMENTS...............................................  38
     16.1   Dispute Resolution.........................................  38
            ------------------
     16.2   Bulk Transfer Laws.........................................  38
            ------------------
     16.3   Notices....................................................  38
            -------
     16.4   Assignability..............................................  39
            -------------
     16.5   No Survival................................................  40
            -----------
     16.6   No Third Party Beneficiaries...............................  40
            ----------------------------
     16.7   No Joint Venture...........................................  40
            ----------------
     16.8   Construction of Agreement..................................  40
            -------------------------
     16.9   Effect of Closing..........................................  41
            -----------------
     16.10  Conflicts..................................................  41
            ---------
     16.11  Consent to Jurisdiction....................................  41
            -----------------------
     16.12  Changes in Law.............................................  41
            --------------
     16.13  Entire Agreement...........................................  41
            ----------------
     16.14  Amendment..................................................  41
            ---------
     16.15  No Waiver..................................................  41
            ---------
     16.16  Counterparts...............................................  42
            ------------
     16.17  Severability...............................................  42
            ------------
     16.18  Interpretation.............................................  42
            --------------
     16.19  Captions...................................................  42
            --------
     16.20  Governing Law..............................................  43
            -------------

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT ("Agreement'') is executed as of December 10, 1997, by and between BOSTON EDISON COMPANY, a Massachusetts corporation and electric company ("Seller"), and SITHE ENERGIES, INC., a Delaware corporation ("Buyer").

                                    RECITALS:

         A. Seller desires to sell to Buyer certain Assets (as defined in Section 2.1 below) which constitute all of Seller's fossil generation facilities, and Buyer desires to purchase these Assets from Seller, all on the terms and conditions hereinafter set forth.

         B. Seller and Buyer are entering into this Agreement to evidence their respective duties, obligations and responsibilities with respect to this purchase and sale of Assets.

         NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained in this Agreement, Seller and Buyer hereby agree as follows:

                                    ARTICLE 1
                       DEFINITIONS, SCHEDULES AND EXHIBITS

1.1      Definitions.  The capitalized terms used in this Agreement (or in the
         -----------
Schedules and Exhibits to this Agreement) shall have the meanings set forth in
Schedule 1.1 attached hereto.
------------

1.2      Schedules and Exhibits.  A list of Schedules and Exhibits to this
         ----------------------
Agreement is attached as Schedule 1.2 hereto.
                         ------------

                                    ARTICLE 2
                           PURCHASE AND SALE OF ASSETS

2.1      Transfer of Assets.  Subject to the terms and satisfaction of all
         ------------------
conditions of this Agreement, Seller will sell, convey, assign, transfer and deliver to Buyer and Buyer will purchase and acquire from Seller, at the Closing, free and clear of all encumbrances, other than the Permitted Encumbrances, and subject to Section 2.2, all right, title and interest in and to the following assets constituting, or used in and necessary for the operation of, the Facilities identified on Schedule 2.1, each as in existence
                                           ------------
on the date of this Agreement (collectively, "Assets"):

            (a)  Real Property.  Those certain parcels of real property as
                 -------------
described in Schedule 2.1(a), together with all easements and other
             ---------------
appurtenant rights of Seller therein, if any

(collectively, the "Real Property"), but subject to those exceptions listed in
Schedule 2.1(a) and except as otherwise constituting part of the Excluded
---------------
Assets.

            (b)  Improvements.  The Improvements described in Schedule 2.1(b),
                 ------------                                 ---------------
but subject to those exceptions listed in Schedule 2.1(b), and except as
                                          ---------------
otherwise constituting part of the Excluded Assets.

            (c)  Personal Property.  Except for the Excluded Assets, all
                 -----------------
tangible personal property of the Seller used principally in the operation of the Facilities, including all mobile machinery and equipment, vehicles, tools, furniture and furnishings, Inventories and process wastes from ongoing operations to the extent stored on the Sites in the ordinary course.

            (d)  Transferable Permits.  The Transferable Permits pertaining to
                 --------------------
Seller's operation of the Facilities at the Sites, as described in Schedule
                                                                   --------
2.1(d) and Schedule 3.8.
------     ------------

            (e)  Contracts.  All Contracts pertaining to Seller's operation of
                 ---------
the Facilities, including without limitation those described in Schedule
                                                                --------
2.1(e).
------

            (f)  Records.  All Records pertaining to the ownership and
                 -------
operation of the Facilities (subject to the right of the Seller to retain copies of same for its use).

            (g)  Allowances.  The Allowances as described in Schedule 2.1(g),
                 ----------                                  ---------------
including all Allowances held by the United States Environmental Protection Agency in its Special Allowance Reserve for the benefit of the Seller pursuant to the Clean Air Act.

            (h)  Air Emission Credits.  The Air Emission Credits owned or held
                 --------------------
by the Seller as of the Closing Date.  Schedule 2.1(h) describes the Air
                                       ---------------
Emission Credits owned or held by the Seller as of the Effective Date.

            (i)  Warranties; Guarantees.  All unexpired, transferable
                 ----------------------
warranties and guarantees received by Seller from third parties with respect to any of the Assets, as of the Closing Date, if any.

            (j)  Name.  The rights of Seller in and to the name(s) of the
                 ----
Facilities, if any, set forth on Schedule 2.1(j).  It is expressly understood
                                 ---------------
that Seller is not assigning or transferring to Buyer any right to use any trademarks, trade names or corporate names or the like which comprise the name "Boston Edison Company," "BECO", "BEC", "BEC Energy", or any derivative thereof.

            (k)  Causes of Action.  The rights of Seller in and to any causes
                 ----------------
of action against third parties relating to any Real Property or personal property, Improvements, Permits, Taxes or Contracts, if any, including any claims for refunds, prepayments, offsets, recoupment, insurance proceeds, condemnation awards and the like relating specifically to the Facilities or the Sites and relating to any period from and after the Closing Date.

            (l)  Ownership Interest in Wyman 4 Unit.  Seller's 5.88 percent
                 ----------------------------------
interest in the Wyman 4 Unit, including Seller's entitlement to 36 MW of capacity from the Wyman 4 Unit, and all of Seller's obligations under any contracts relating to the Wyman 4 Unit and the associated transmission agreements listed on Schedule 2.1(l).
                     ---------------

            (m)  Intellectual Property.  All copyrights, patents, trademarks
                 ---------------------
relating to the Assets, and applications for or licenses of any of the foregoing.

2.2      Excluded Assets.  Notwithstanding anything to the contrary in this
         ---------------
Agreement, nothing in this Agreement will constitute or be construed as conferring on Buyer, and Buyer is not acquiring, any right, title or interest in or to (a) any properties, assets, business, operation, or division of Seller or any Affiliate not expressly set forth in Section 2.1, or (b) the following specific assets which are associated with the Assets, but are specifically excluded from the sale and the definition of Assets herein (the "Excluded Assets"):

            (a)  Transmission and Telecommunication Assets.  The real and
                 -----------------------------------------
personal property comprising or constituting a part of any of the electrical transmission or distribution (as opposed to generation) facilities of Seller located at the Sites or forming part of the Facilities (whether or not regarded as a "transmission" or "generation" asset for regulatory or accounting purposes), including all switchyard facilities, substation facilities and support equipment, as well as all Permits, Contracts and Warranties, to the extent they relate to the Transmission Assets (the "Transmission Assets"), and those certain assets and facilities used by Seller or others pursuant to agreements with Seller for telecommunications purposes; all as identified on Schedule 2.2(a) attached hereto.
                     ---------------

            (b)  Accounts Receivable and Cash.  All accounts and notes
                 ----------------------------
receivable (trade or otherwise), cash and cash equivalents, checkbooks and canceled checks, bank deposits and property or income tax receivables.

            (c)  Wholesale Power Contracts.  All contracts between Seller and
                 -------------------------
customers purchasing electric capacity and energy from Seller under wholesale rates, or otherwise subject to regulation by the FERC.

            (d)  Power Purchase Agreements.  All agreements between Seller and
                 -------------------------
power producers selling electric capacity and energy to Seller under wholesale rates.

            (e)  Causes of Action.  The rights of Seller in and to any causes
                 ----------------
of action against third parties relating to any Real Property or personal property, Improvements, Permits, Taxes or Contracts, if any, including any claims for refunds, prepayments, offsets, recoupment, insurance proceeds, condemnation awards and the like, whether received as payment or credit against future liabilities, relating specifically to the Facilities or the Sites and relating to any period through the Closing Date, including, without limitation, any refunds relating to property taxes paid by Seller with respect to the Facilities, the Sites or the Assets for any period prior to the Closing Date, regardless of when actually paid; provided, however, that Seller will not settle any such causes of action in any manner which would have a Material Adverse Effect.

            (f)  Names.  The rights of Seller to names "Boston Edison
                 -----
Company", "BECO", "BEC", "BEC Energy" and any derivatives thereof, and all trademarks and trade names associated therewith.

2.3      Assumption of Liabilities.  Except as provided in Section 2.4, from
         -------------------------
and after the Closing Date, Buyer will assume, satisfy, pay, perform and retain, without recourse to Seller, the following obligations and liabilities of the Seller (collectively, the "Assumed Liabilities"):

         (a) Liability for all Environmental Conditions and any Remediation arising from such Environmental Conditions;

         (b) Liability for any Hazardous Substances present in, on or incorporated into the Improvements;

         (c) Liability arising from the ownership or possession of equipment, structures, surface impoundments or any other facility used for the treatment, storage, handling or disposal of Hazardous Substances; and

         (d) All obligations and liabilities associated with the use or operation of the Assets or the business conducted with the Assets in each case arising after the Closing, including but not limited to (i) any obligation to decommission, remove, deactivate, demolish, or close the Facilities or the Sites or any portion thereof (including any obligation under Section 193,
Section 1A(b)(2) of the Act, and any obligation to restore the Sites to their natural state, (ii) any obligation arising from the use or operation of surface impoundments or any other facility used for the treatment, storage or disposal of Hazardous Substances, (iii) all compliance obligations with respect to all Transferable Permits, (iv) all obligations arising or accruing from and after the Closing under the Contracts, and (x) the contracts, leases, and other agreements entered into by Seller with respect to the Assets which would be required to be disclosed on Schedule 3.4 but for the exception
                                     ------------
provided in clause (b) of Section 3.4 of this Agreement, and (y) the contracts, leases and other agreements entered into by Seller with respect to the Assets after the date of this Agreement consistent with the terms of this Agreement (including, without limitation, Capital Commitments and agreements with respect to real and personal property Taxes on any of the Assets entered into between Seller and any local government), except in each case, to the extent that such liabilities and obligations, but for a breach or default by Seller, would have been paid, performed or otherwise discharged on or prior to the Closing Date, or to the extent the same arise out of any such breach or default, (v) all obligations of Seller with respect to Environmental Commitments, (vi) all obligations of Seller under the Permitted Encumbrances and (vii) all obligations of Seller to make transition payments in respect of property taxes as required by Section 71 of Act.

         (e) all liabilities and obligations with respect to the FBU Employees after the Closing Date for which the Buyer is responsible pursuant to Section 10.6.

         (f) All other liabilities expressly allocated to Buyer in this Agreement or in any of the Related Agreements.

2.4      Excluded Liabilities.  Notwithstanding the foregoing, Buyer shall not
         --------------------
assume or be obligated to pay, perform or otherwise discharge the following liabilities or obligations (the "Excluded Liabilities"):

         (a) Any liabilities or obligations of Seller in respect of the Excluded Assets or other assets of Seller which are not Assets;

         (b) Any liabilities retained by Seller pursuant to Section 11.2 of this Agreement;

         (c) Any obligation in respect of income Taxes imposed by any jurisdiction relating to any period ending on or prior to the Closing Date;

         (d) Except to the extent specifically allocated to Buyer in this Agreement, all liabilities or obligations of the Seller associated with the use or operation of the Assets or the business conducted with the Assets on or prior to the Closing;

         (e) Any liabilities or obligations of Seller resulting from entering into or performing its obligations pursuant to or consummating the transactions contemplated herein or in any Related Agreements or any other agreement entered into by Seller to facilitate the transactions contemplated herein or therein;

         (f) Any wages, overtime, employment taxes, severance pay, transition payments in respect of employees, vacation pay, workers compensation benefits or other similar obligations arising or accruing prior to the Closing Date, including without limitation, those obligations of Seller set forth in Section 10.6, or liabilities or obligations relating to personal injury, death, discrimination, wrongful discharge, unfair labor practice, grievance or similar claim or cause of action accruing prior to or on or arising out of events on or prior to the Closing Date;

         (g) Any liabilities or obligations of Seller arising from the breach by Seller on or prior to the Closing Date of any term or provision of any contract, instrument or agreement relating to any of the Assets; or

         (h) Any liabilities or obligations arising or accruing under any Employee Benefit Plan, or under any employee benefit arrangement that is not an Employee Benefit Plan, including, but not limited to the plans listed on
Schedule 3.14 hereof, any employment or consulting agreement, any arrangement
-------------
providing insurance benefits, any incentive bonus or deferred bonus arrangement, any arrangement providing termination allowances, retirement, severance or similar benefits, any equity compensation plan, any deferred compensation plan, and any compensation policy or practice (i) which is maintained, contributed to or required to be contributed to by Seller or any entity that, together with Seller as of the relevant measuring date under ERISA, is or was required to be treated as a single employer under Section 414 of the Code, an "ERISA Affiliate" (as defined in ERISA), or under which Seller or any ERISA Affiliate may incur any liability and (ii) which covers the employees, former employees, directors or former directors of Seller or any ERISA Affiliate (referred to collectively as "Benefit Plans").

2.5      Closing.  The sale of the Assets to Buyer, the payment of the
         -------
Purchase Price to the Seller, and the consummation of the other respective obligations of the parties hereunder shall take place at a closing (the "Closing"), to be held at the offices of Seller, 36th floor, 800 Boylston Street, Boston, Massachusetts, at 10:00 a.m. local time, or other mutually acceptable time and location, on the date that is fifteen (15) days (or, if the fifteenth day is not a Business Day, the next Business Day following such fifteenth day) following the date on which all of the conditions precedent to Closing set forth in Article 13 and Article 14 have been either satisfied or waived by the Party for whose benefit such conditions precedent exist, such satisfaction or waiver to be evidenced by a notice from each Party to the other with respect to the conditions applicable to such Party. The date of Closing is hereinafter called the "Closing Date." The Closing shall be effective for all purposes as of 11:59 P.M. on the Closing Date.

2.6      Purchase Price and Payment.  Buyer shall pay to Seller a total
         --------------------------
purchase price of Six Hundred and Fifty-Seven Million Dollars ($657,000,000) (the "Purchase Price"), consisting of (i) Five Hundred and Thirty-Six Million Dollars ($536,000,000) as consideration for the Assets, plus or minus any adjustments pursuant to the provisions of this Agreement, and (ii) One Hundred and Twenty-One Million Dollars ($121,000,000) as reimbursement to Seller for its projected payments under the Transition Agreement in excess of the standard offer rate (the "Standard Offer Stabilization Fund"). The Purchase Price shall be payable by Buyer to Seller at the Closing in immediately available funds denominated in U.S. dollars. Seller will at or prior to Closing designate the account or accounts of Seller to which the Buyer is to wire transfer the Purchase Price.

2.7      Adjustments to Purchase Price.  At the Closing, the Purchase Price
         -----------------------------
shall be adjusted to account for the items set forth in this Section:

         2.7.1 The Purchase Price shall be (a) increased to account for the following items: (i) the net book value of all Inventories held by Seller as of the Closing Date; provided, however, that the Inventories are useable in accordance with applicable law and regulation, (ii) any of the capital expenditures listed on Schedule 2.7.1 (the "Pre-Approved Capital
                       --------------
Expenditures") actually paid for by Seller between the Effective Date and the Closing Date, and (iii) any operations and maintenance expenses paid or incurred by Seller between the Effective Date and the Closing Date that Seller would not have paid or incurred but for Buyer's request, which shall be set forth in writing and be initialed by an officer of both Parties, and (b) decreased to account for any Capital Commitments assumed by Buyer other than to the extent that such Capital Commitments relate to Pre-Approved Capital Expenditures.

         2.7.2 The Purchase Price shall be adjusted to account for the items prorated as of the Closing Date pursuant to Sections 7.1 and 7.2.

         2.7.3 (a) At least twenty (20) Business Days prior to the Closing Date, Seller shall prepare and deliver to the Buyer an Estimated Closing Statement (the "Estimated Closing Statement") that shall set forth Seller's best estimate of all estimated adjustments to the Purchase Price required by this Section 2.7 (the "Estimated Adjustment"). Within ten (10) Business Days
     -----------
following the delivery of the Estimated Closing Statement by Seller to Buyer, Buyer may object in good faith to the Estimated Adjustment in writing. If Buyer objects to the Estimated Adjustment, the Parties shall attempt to resolve such dispute by negotiation. If the Parties are unable to resolve such dispute before two (2) Business Days prior to the Closing Date (or if the Buyer fails to object to the Estimated Adjustment), the Purchase Price shall be adjusted (the "Closing Adjustment") for the Closing by the amount of the Estimated Adjustment not in dispute.

         (b) Within thirty (30) days following the Closing Date, Seller shall prepare and deliver to the Buyer a Post-Closing Statement (the "Post-Closing Statement") that shall set forth all adjustments to the Purchase Price required by this Section 2.7 (the "Proposed Post-Closing Adjustment"). Within
                 -----------
thirty (30) days following the delivery of the Post-Closing Statement by Seller to Buyer, Buyer may object to the Proposed Post-Closing Adjustment in writing. Seller agrees to cooperate with Buyer to provide Buyer and Buyer's representatives information used to prepare the Post-Closing Statement and information relating thereto. If Buyer objects to the Proposed Post-Closing Adjustment, the Parties shall attempt to resolve such dispute by negotiation. If the Parties are unable to resolve such dispute within thirty (30) days of any objection by Buyer, the Parties shall appoint independent certified public accountants who shall, at Seller's and Buyer's joint expense, review the Proposed Post-Closing Adjustment and determine the appropriate adjustment to the Purchase Price, if any. The Parties agree to cooperate with the independent certified public accountants, at their own cost and expense, and to provide the independent certified public accountants with such information as the independent certified public accountants reasonably requests. The finding of such independent certified public accountants shall be binding on the Parties hereto. Upon determination of the appropriate adjustment (the "Post-Closing Adjustment") by agreement of the parties or by binding determination of the independent certified public accountants, if the Post-Closing Adjustment is more or less than the Closing Adjustment, the Party owing the difference shall deliver the such difference to the other Party no later than two (2) business days after such determination in immediately available funds or in any other manner as reasonably requested by the payee.

2.8      Allocation of Purchase Price.  The Purchase Price paid in
         ----------------------------
consideration of the Assets will be allocated among the Assets in a manner to be determined by the Parties. In the event that the parties cannot agree on a mutually satisfactory allocation within forty-five (45) days following the execution of this Agreement, the Parties shall appoint independent certified public accountants who shall, at Seller's and Buyer's joint expense, determine the appropriate allocation. The finding of such independent certified public accountants shall be binding on the Parties hereto. Upon determination of the appropriate allocation by agreement of the parties or by binding determination of the accounting firm, the Parties will file all tax returns consistent with such allocation of the Purchase Price, and shall not take any action or position inconsistent with such allocation; provided, however, that if in any audit by the Internal Revenue Service or the taxing authority of any state of any tax return of either Party such allocation is finally determined to be different from the allocation as determined at the Closing, Seller or Buyer may, but shall not be obligated to, take any position or action inconsistent with such allocation as so finally determined.

2.9      [Reserved].

2.10     Closing Deliveries by Seller.  At the Closing, Seller will deliver to
         ----------------------------
Buyer the various certificates, instruments, documents and agreements set forth in subsections 2.10(a)-(p) below:

         (a) One or more Deeds for the Real Property and Improvements, substantially in the form of Exhibit B to the Agreement, modified as necessary
                             ---------
to reflect any easements to be retained by Seller in the Real Property arising from the Facilities of Seller remaining on the Real Property to be conveyed to Buyer, without covenants or warranties of title, duly executed and acknowledged by Seller and in recordable form;

         (b)  The Bill of Sale, substantially in the form of Exhibit C to the
                                                             ---------
Agreement, for the tangible personal property included in the Assets, duly executed by the Seller;

         (c) The Assignment and Assumption Agreement, substantially in the form of Exhibit D to the Agreement, for the transfer to the Buyer of the
        ---------
intangible Assets, duly executed by the Seller, and if necessary or desirable, in recordable form;

         (d) The Cross Easement Agreement, substantially in the form of Exhibit E to the Agreement, duly executed and acknowledged by the Seller and
---------
in recordable form;

         (e) The Interconnection and Operation Agreement, substantially in the form of Exhibit F to the Agreement duly executed by the Seller;
            ---------

         (f)  The Asset Demarcation Agreement, substantially in the form of
Exhibit I to the Agreement, setting forth the agreed upon ownership
---------
demarcation points as described on Exhibit A thereto, duly executed by Seller.

         (g)  The Services Agreement, substantially in the form of Exhibit J
                                                                   ---------
to the Agreement duly executed by Seller;

         (h) Copies of all consents, waivers, or approvals obtained by the Seller with respect to the Assets, the transfer of the Transferable Permits, or the consummation of the transactions contemplated by the Agreement, to the extent specifically required under the Agreement;

         (i) A certificate from an authorized officer of the Seller, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 13.1 have been satisfied;

         (j) A copy, certified by the Clerk of the Seller, of corporate resolutions authorizing the execution and delivery of the Agreement and all of the agreements and instruments attached as exhibits thereto, and the consummation of the transactions contemplated thereby;

         (k) A certificate of the Clerk of the Seller which shall identify by name and title and bear the signature of the officers of the Seller authorized to execute and deliver the Agreement and the other agreements and instruments contemplated thereby.

         (l) An opinion from Ropes & Gray, counsel to the Seller, dated the Closing Date and reasonably satisfactory in form to Buyer and its counsel, covering substantially the matters set forth in Section 3.1, 3.2, 3.3 and 3.5;

         (m)  A FIRPTA Affidavit executed by the Seller; and

         (n) Such other instruments of sale, transfer, conveyance and assignment as the Buyer and its counsel may reasonably request in connection with the sale of the Assets, provided however, that this subsection (n) shall not require the Seller to prepare or obtain any surveys relating to the Real Property.

         (o) To the extent available, keys to all improvements, vehicles and other Purchased Assets, original plans, specifications, instructions, warranties, guaranties, books and records relating to any of the Assets, and all original documents, Contracts, agreements, licenses, Permits and leases being transferred to Buyer as part of the Assets (and all documents related thereto) (collectively, the "Transferred Agreements").

         (p) Notices signed by Seller to all other parties to the Transferred Agreements, notifying them that the Transferred Agreements have been transferred to the Buyer.

2.11     Closing Deliveries by Buyer.  At the Closing, Buyer will deliver to
         ---------------------------
Seller the various certificates, instruments, documents and agreements set forth in subsections 2.11(a)-(l) below:

         (a)  The Purchase Price;

         (b) The Assignment and Assumption Agreement, substantially in the form of Exhibit D to the Agreement, for the assumption by the Buyer of the
        ---------
Assumed Liabilities, duly executed by the Buyer, and if necessary or desirable, in recordable form;

         (c) The Cross Easement Agreement, substantially in the form of Exhibit E to the Agreement, duly executed and acknowledged by the Buyer and
---------
in recordable form;

         (d) The Interconnection and Operation Agreement, substantially in the form of Exhibit F to the Agreement duly executed by the Buyer;
            ---------

         (e)  The Asset Demarcation Agreement, substantially in the form of
Exhibit I to the Agreement, duly executed by Buyer.
---------

         (f)  The Services Agreement, substantially in the form of Exhibit J
                                                                   ---------
to the Agreement, duly executed by Buyer;

         (g) A certificate from an authorized officer of the Buyer, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 14.1 have been satisfied;

         (h) A copy, certified by the Secretary of the Buyer, of resolutions authorizing the execution and delivery of the Agreement and all of the agreements attached as exhibits thereto, and the consummation of the transactions contemplated thereby;

         (i) A certificate of the Secretary of the Buyer which shall identify by name and title and bear the signature of the officers of the buyer authorized to execute and deliver the Agreement and the other agreements contemplated thereby;

         (j) An opinion from Latham & Watkins, counsel to the Buyer, and with respect to matters of Massachusetts law, such local counsel selected by Buyer as is reasonably acceptable to Seller and its counsel, dated the Closing Date and reasonably satisfactory in form to Seller and its counsel, covering substantially the matters set forth in Section 4.1, 4.2, 4.3 and 4.4;

         (k)  Evidence of Buyer's membership in NEPOOL; and

         (l) All such other instruments of assumption as shall, in the reasonable opinion of Seller and its counsel, be necessary for Buyer to assume the Assumed Liabilities in accordance with this Agreement.

                                    ARTICLE 3
              REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF SELLER

     Seller represents and warrants, to Seller's Knowledge, that, except as set forth in the Schedules to this Agreement, the following representations and warranties are true and correct as of the date of this Agreement:

3.1      Organization, Existence and Authority.  Seller is a duly organized
         -------------------------------------
and validly existing corporation in good standing under the laws of the Commonwealth of Massachusetts. Seller is duly authorized to conduct business and is in good standing under the laws of the State of Maine. Seller has full corporate power and authority to carry on its business as now conducted, to own and operate the Assets, and to enter into, and carry out its obligations under, this Agreement and the Related Agreements which are executed by Seller.

3.2      Execution, Delivery and Enforceability.  The execution and delivery
         --------------------------------------
of this Agreement and the Related Agreements which are executed by Seller, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate actions required on the part of Seller. Subject to the obtaining of Seller's Regulatory Approvals, and assuming Buyer's due authorization, execution and delivery of this Agreement and the Related Agreements which are executed by Buyer, and further assuming the Agreement and the Related Agreements are enforceable against the Buyer, this Agreement and the Related Agreements which are executed by Seller constitute the valid and legally binding obligations of Seller, enforceable against Seller in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights, and by general equitable principles.

3.3      No Violation or Default.  Subject to Seller obtaining Seller's
         -----------------------
Regulatory Approvals, neither the execution and delivery of this Agreement or any of the Related Agreements executed by Seller, nor the compliance by Seller with any provision hereof or thereof, nor the consummation of the transactions contemplated hereby or thereby will (a) violate, or conflict with, or result in a breach of any provisions of the Restated Articles of Organization or Bylaws of Seller, (b) violate any law, regulation, order, writ, injunction, award, judgment or decree applicable to Seller or any of its assets, or (c) conflict with, result in a breach of, constitute a default under, or give rise to the right to terminate, accelerate, modify or cancel, or require any notice under any agreement, contract, lease, license or other arrangement to which Seller or any of its properties are bound, or with the giving of notice, the passage of time, or both, would result in a default or give rise to any such right, in any case except for matters that, in the aggregate, will not have a Material Adverse Effect.

3.4      Contracts.  Except (a) for the Contracts listed in Schedule 2.1(e),
         ---------                                          ---------------
or any other Schedule to this Agreement, and (b) for agreements with suppliers entered into in the ordinary course of business, the Seller is not a party to any written contract, agreement, personal property lease, commitment, understanding or instrument which is material to the business or operations of the Assets and which are expected to continue in force and effect after the Closing. Each Contract or agreement referred to in clauses (a) and (b) above, (i) constitutes, or will at the Closing constitute, a valid and binding obligation of Seller, (ii) is, and at the Closing will be, in full force and effect, and (iii) except as disclosed in Schedule 3.4, may be assigned to the Buyer pursuant to this Agreement and
   ------------
will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder. Except as set forth in the Schedule 3.4, there is not,
                                                   ------------
under any Contract, any default or event which, with notice or lapse of time or both, would constitute a default on the part of Seller, except such events of default and other events as to which requisite waivers or have been obtained, or which would not, in the aggregate, have a Material Adverse Effect.

3.5      No Consents.  Except as set forth on Schedule 3.5, subject to Seller
         -----------                          ------------
obtaining Seller's Regulatory Approvals, no consent or approval of, registration, filing with or notice to any Governmental Authority is required to be obtained or made by Seller in connection with Seller's execution, delivery and performance of this Agreement by Seller and the Related Agreements which are executed by Seller, or the consummation of the transactions contemplated hereby or thereby, which, if not obtained or made, will prevent Seller from performing its material obligations hereunder or thereunder.

3.6      Litigation.  There is no pending or threatened action, litigation or
         ----------
proceeding, by any Governmental Authority, arbitration panel, private Person or shareholder which is likely to result, or has resulted, in (a) the institution of legal proceedings to prohibit, enjoin or restrain the performance of this Agreement or any of the Related Agreements, or the consummation of the transactions contemplated thereby in any material respect, or (b) a claim for damages related to the Assets as a result of this Agreement or any of the Related Agreements, or the consummation of the transactions contemplated thereby, in either case except for matters that, in the aggregate, will not have a Material Adverse Effect.

3.7      Brokers.    All negotiations relating to this Agreement and the
         -------
transactions contemplated hereunder have been carried on by Seller in such a manner as not to give rise to any valid claim against Buyer or any of the Assets (by reason of Seller's actions) for a brokerage commission, finder's fee or other like payment to any Person.

3.8      Permits.  Seller has all necessary Permits from Governmental
         -------
Authorities that directly and specifically relate to the current use and operation of the Assets by the Seller, except for matters that, in the aggregate, will not have a Material Adverse Effect. A listing of material Permits held by Seller (but excluding certain orders of condition and zoning variances which are described in the Title Commitments), is included in
Schedule 3.8.
------------

3.9      Compliance with Laws and Permits.  Seller has received no written
         --------------------------------
notice that Seller's current use and operation of the Facilities violates any applicable laws, orders, ordinances, rules, regulations or Permits of any Governmental Authority in existence as of execution of this Agreement, except for matters that, in the aggregate, will not have a Material Adverse Effect.

3.10     Condemnation.  Except as set forth on Schedule 3.10, Seller has
         ------------                          -------------
received no written notice of any pending or threatened proceeding or governmental action to condemn or take by power of eminent domain or otherwise by any Governmental Authority all or any part of the Assets, which would be reasonably likely to result in a Material Adverse Effect.

3.11     Title.  Seller holds good and marketable title to all Assets
         -----
constituting Real Property as specified in the Title Commitments, and holds good and marketable title to all other Assets which it purports to own, free and clear of all encumbrances, but subject to, in each case, the Permitted Encumbrances.

3.12     Taxes.  Seller has filed all returns, reports and declarations that
         -----
are required to have been filed by it with respect to any Tax, and Seller has paid all Taxes that have become due as indicated thereon, except where Seller is contesting the same in good faith by appropriate proceedings, where the failure so to file or pay could have a Material Adverse Effect. There is no unpaid Tax due and payable that is unpaid which could adversely affect Buyer's ownership, operation or use of the Assets or for which Buyer could become liable.

3.13     Labor Matters.  The Seller has previously delivered to the Buyer a
         -------------
copy of the Collective Bargaining Agreement between the Seller and the Local No. 369 of the Utility Workers Union of America ("Local 369"). Solely (in each of the following clauses (a) through (d)) with respect to Local 369 as it relates to the business or operations of the Assets, except to the extent set forth in Schedule 3.13 and except for such matters as will not have a Material
         -------------
Adverse Effect, to the Seller's knowledge (a) the Seller is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours; (b) the Seller has not received written notice of any unfair labor practice complaint or charge against the Seller pending before the National Labor Relations Board; (c) no arbitration proceeding arising out of or under the Collective Bargaining Agreement is pending against the Seller; and (d) no strike, work stoppage or slowdown is pending or threatened and Seller has not experienced any work stoppage since December 31, 1994.

3.14     Benefit Plans.  Schedule 3.14 lists, as of the date of this
         -------------   -------------
Agreement, all deferred compensation, pension profit-sharing and retirement plans, and all material bonus and other employee welfare benefit or fringe benefit plans established or maintained by the Seller in respect of the FBU Employees. Accurate and complete copies of all such benefit plans have been made available to the Buyer.

3.15     Environmental Matters.  Except as set forth in the documents listed
         ---------------------
in Schedule 3.15, there are no Environmental Conditions existing at the Sites,
   -------------
except such Environmental Conditions which would not, in the aggregate, have a Material Adverse Effect.

3.16     Certain Notices.
         ---------------

         (a) Seller has not received written notice that any of the Improvements located on the Real Property are not presently used and operated in compliance with all covenants, easements and restrictions affecting such Real Property.

         (b) Seller has not received written notice that it does not have all easements and rights-of-way required from all Governmental Authorities having jurisdiction over the Real Property or private parties required to make use of utilities servicing the Real Property and to provide vehicular and pedestrian ingress and egress to and from the Real Property.

         (c) Seller has not received (i) any written notice from any Governmental Authority having jurisdiction over all or any portion of the Real Property regarding or in respect of any change in any applicable laws, regulations, statutes, rules or restrictions relating to a change in the permitted use of all or any portion of the Real Property or the business being conducted thereat, or (ii) any written notice from adjacent landowners regarding unrecorded easements and/or agreements or encroachments in respect of all or any portion of the Real Property.

3.17     Disclaimers Regarding Assets.  EXCEPT FOR ANY REPRESENTATIONS AND
         ----------------------------
WARRANTIES SET FORTH IN THIS ARTICLE 3, THE ASSETS ARE SOLD "AS IS, WHERE IS", AND SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS OF THE FACILITIES, THE TITLE, CONDITION, VALUE OR QUALITY OF THE ASSETS OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE ASSETS AND SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS, OR AS TO THE CONDITION OF THE ASSETS, OR ANY PART THEREOF, OR WHETHER SELLER POSSESSES SUFFICIENT REAL PROPERTY OR PERSONAL PROPERTY TO OPERATE THE ASSETS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLER FURTHER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE ABSENCE OF HAZARDOUS SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER ENVIRONMENTAL LAWS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE CONDITION OF THE ASSETS OR THE SUITABILITY OF THE FACILITY FOR OPERATION AS A POWER PLANT AND NO SCHEDULE OR EXHIBIT TO THIS AGREEMENT, NOR ANY OTHER MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATIONS MADE BY SELLER GROUP,
OR BY ANY BROKER OR INVESTMENT BANKER, WILL CAUSE OR

CREATE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, VALUE OR QUALITY OF THE ASSETS.



                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

4.1      Organization, Existence and Authority.  Buyer is a duly organized and
         -------------------------------------
validly existing corporation in good standing under the laws of the State of Delaware. Buyer is, or by the Closing will be, qualified to do business in the Commonwealth of Massachusetts. Buyer has full corporate power and authority to carry on its business as now conducted, to purchase and operate the Assets, and to enter into, and carry out its obligations under, this Agreement and the Related Agreements which are executed by Buyer.

4.2      Execution, Delivery and Enforceability.  The execution and delivery
         --------------------------------------
of this Agreement and the Related Agreements which are executed by Buyer, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action required on the part of Buyer. Subject to the obtaining of Buyer's Regulatory Approvals, and assuming Seller's due authorization, execution and delivery of this Agreement and the Related Agreements which are executed by Seller, and further assuming the Agreement and the Related Agreements are enforceable against the Seller, this Agreement and the Related Agreements which are executed by Buyer constitute the valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights, and by general equitable principles.

4.3      No Violation or Default.  Subject to Buyer obtaining Buyer's
         -----------------------
Regulatory Approvals, neither the execution and delivery of this Agreement or any of the Related Agreements executed by Buyer, nor the compliance by Buyer with any provision hereof or thereof, nor the consummation of the transactions contemplated hereby or thereby will (a) violate, or conflict with, or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of Buyer, (b) violate any law, regulation, order, writ, injunction, award, judgment or decree applicable to Buyer or any of its assets, or (c) conflict with, result in a breach of, constitute a default under, or give rise to the right to terminate, accelerate, modify or cancel, or require any notice under any agreement, contract, lease, license or other arrangement to which Buyer or any of its properties are bound, or with the giving of notice, the passage of time, or both, would result in a default or give rise to any such right, in any case except for matters that, in the aggregate, will not have a Material Adverse Effect.

4.4      No Consents.  Other than Buyer's Regulatory Approvals, there is no
         -----------
consent or approval of, registration or filing with or notice to any Governmental Authorities required to be obtained or made by Buyer in connection with Buyer's execution, delivery and performance of this Agreement by Buyer and the Related Agreements which are executed by Buyer, or the consummation of the transactions contemplated thereby, which, if not obtained or made, would result in a Material Adverse Effect.

4.5      Litigation.  There is no pending or threatened action, by any
         ----------
Governmental Authority, arbitration panel, third Person or shareholder which is likely to result, or has resulted, in (a) the institution of legal proceedings to prohibit or restrain the performance of this Agreement or any of the Related Agreements, or the consummation of the transactions contemplated thereby in any material respect, or (b) a claim for damages as a result of this Agreement or any of the Related Agreements, or the consummation of the transactions contemplated thereby. There is no pending or threatened litigation, or proceeding, private or governmental, which is likely to have a Material Adverse Effect.

4.6      Brokers.  All negotiations relating to this Agreement and the
         -------
transactions contemplated hereby have been carried on by Buyer in such a manner as not to give rise to any valid claim against Seller or any of the Assets (by reason of Buyer's actions) for a brokerage commission, finder's fee or other like payment to any Person.

4.7      [Reserved].

4.8      No Knowledge of Seller's Breach.  Buyer has no Knowledge of any
         -------------------------------
breach by Seller of any representation or warranty of Seller, or of any other condition or circumstance that would excuse Buyer from its timely performance of its obligations hereunder. Buyer shall notify Seller promptly if any such information comes to its attention prior to Closing.

4.9      Qualified Buyer.  To Buyer's Knowledge, Buyer is qualified to obtain
         ---------------
any Permits necessary for the Buyer to own and operate the Assets and the Facilities as of the Closing, to the extent such operation is either required by any Related Agreement, or is contemplated by the Buyer.

4.10     Title Policy Commitment.  Prior to the Effective Date, Buyer has
         -----------------------
received title policy commitments ("Title Commitments") issued by the Title Company with respect to the Real Property. Copies of the Title Commitments are attached hereto as Schedule 4.10.
                       -------------

4.11     [Reserved].

4.12     "AS IS" Sale.  The representations and warranties set forth in
         ------------
Article 3 constitute the sole and exclusive representations and warranties of Seller in connection with the transactions contemplated hereby. There are no representations, warranties, covenants, understandings or agreements among the Parties regarding the Assets or their transfer other than those incorporated in this Agreement. Except for the representations and warranties expressly set forth in this Article 3, Buyer disclaims reliance on any representations, warranties or guarantees, either express or implied by Seller Group. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, BUYER ACKNOWLEDGES AND AGREES THAT THE ASSETS ARE BEING ACQUIRED "AS IS, WHERE IS" ON THE CLOSING DATE, AND IN THEIR CONDITION ON THE CLOSING DATE, AND THAT BUYER IS RELYING ON ITS OWN EXAMINATION OF THE ASSETS, AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY MADE BY SELLER GROUP, OR ANY BROKER OR INVESTMENT BANKER.

4.13     Buyer's Affiliate.  If Buyer elects to use an Affiliate to hold title
         -----------------
to any or all of the Assets, Buyer shall be deemed to have made the representations and warranties in this Article 4 on behalf of itself and any such Affiliate, as if the Affiliate were a signatory to this Agreement.


                                    ARTICLE 5
                      FURTHER ASSURANCES, REGULATORY MATTERS
                          AND AGREEMENTS PENDING CLOSING

5.1      Cooperation to Consummate Transaction.
         -------------------------------------

         (a) Subject to the terms and conditions of this Agreement, each of the Parties will use Commercially Reasonable Efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale and delivery of the Assets pursuant to this Agreement.

         (b) Seller and Buyer shall cooperate with each other to (i) promptly prepare and file all necessary documentation, effect all necessary applications, notices, petitions and filings and execute all agreements and documents, (ii) use all Commercially Reasonable Efforts to obtain a transfer, reissuance or issuance to Buyer of all necessary Permits, and (iii) to obtain all consents, approvals, and authorizations of all Governmental Authorities (including the Seller's Regulatory Approvals and Buyer's Regulatory Approvals) and all other parties necessary or advisable to consummate the transactions contemplated by this Agreement or required by the terms of any license, franchise, permit, contract, lease or other instrument to which the Seller or Buyer is a party or by which any of them is bound. With respect thereto, Seller shall have the right to review and approve in advance all characterizations of the information relating to the Assets; and each of Seller and Buyer shall have the right to review in advance all characterization of the information relating to the transactions contemplated by this Agreement which appear in any filing made in connection with the transactions contemplated hereby. Between the Effective Date and the Closing, Buyer shall have the right to commence the regulatory approval processes associated with the construction and operation of new electric generating units and associated equipment at the Real Property. Seller shall assist Buyer, under Buyer's reasonable direction, in obtaining all Permits required
(i) to own and operate the Assets as contemplated by this

Agreement and the Related Agreements and (ii) to construct and operate such new facilities, provided, however, that Buyer shall reimburse Seller for all reasonable costs incurred by Seller in its assistance of Buyer hereunder. Without waiving any rights under this Agreement or the Related Agreements, after the Closing, Seller shall not oppose in any public forum Buyer's efforts to obtain the permits described in the previous sentence, other than as may be required to preserve system reliability or to comply with the requirements of the ISO or NEPOOL.

5.2      Access to Information and Assets.  Between the Effective Date and the
         --------------------------------
Closing Date, Seller will, (i) during ordinary business hours and upon reasonable notice, give Buyer Group reasonable access to all personnel, Facilities, Sites, books, records, plans, offices and other facilities and properties constituting the Assets to which Buyer is permitted access by law, and the managerial personnel associated therewith, and permit the Buyer to make reasonable inspections and investigations thereof as Buyer may reasonably request, and (ii) furnish Buyer with such financial and operating data and other information of Seller with respect to the Assets as Buyer may from time to time reasonably request, including, without limitation, (a) information related to Environmental Conditions, (b) a copy of all material reports, schedules and other documents filed or received by Seller with respect to the Assets or from the SEC, DPU, NRC, EPA or FERC, or any state or local environmental or other regulatory agency, and (c) all such other information as shall be necessary to enable Buyer to verify the accuracy of the representations and warranties of Seller contained in this Agreement, to verify that the covenants of Seller contained in this Agreement have been complied with and to determine the conditions set forth in Article 13 have been satisfied; provided, however that any such investigations shall be conducted in such a manner as not to interfere unreasonably with the operation of the Assets. Buyer shall have the right to make and take copies of all such information. Seller shall not be required to take any action which would constitute a waiver of the attorney-client privilege and Seller need not supply Buyer with any information which Seller is under a legal obligation not to supply; provided that Seller shall use Commercially Reasonable Efforts to obtain a waiver of any such obligation and shall inform Buyer when it is not providing any such information as a result thereof. Buyer shall have the right to conduct or perform, at its sole cost and expense, environmental testing at, in, on or underneath the Assets as Buyer may deem appropriate.
All information furnished to or obtained by Buyer or Buyer Group pursuant to this Section 5.2 shall be subject to the provisions of Section 6.2 of this Agreement.

5.3      Compliance with HSR Act.  The Parties will comply with the provisions
         -----------------------
of the HSR Act to the extent applicable to the transactions contemplated hereunder. As promptly as possible after the date hereof, the Parties will make the required filings under the HSR Act and any rules and regulations promulgated thereunder, and it will be a condition precedent to closing for both Seller and Buyer that all waiting periods under the HSR Act expire or terminate prior to Closing. If any Governmental Authority having jurisdiction under the HSR Act requires the filing of any additional information, each Party will provide such information in a prompt and diligent manner. Each Party agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property as may be required of each of them to file any additional information requested by such agencies under the HSR Act and any such rules and regulations. Buyer will pay all filing fees under the HSR Act, but each Party will bear its own costs of the preparation of any filing. Both parties shall use Commercially Reasonable Efforts to cause any waiting period under the HSR Act to expire, or to terminate with respect to the transaction at the earliest possible time.

5.4      Advice of Changes.  Prior to the Closing, each Party promptly will
         -----------------
advise the other in writing with respect to any matter arising after execution of this Agreement of which that Party obtains Knowledge and which, if existing or occurring at the date of this Agreement, would have been required to be set forth in any of the Schedules. Seller will promptly notify Buyer of any development, event or fact causing a breach of any of its representations and warranties in Article 3. Unless Buyer has the right to terminate this Agreement pursuant to Section 15.1.2 below by reason of the development and exercises that right within the period of fifteen (15) days after such right accrues, the written notice pursuant to this Section 5.4 will be deemed to have amended the appropriate Schedule, to have qualified the representations and warranties contained in Article 3 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.


                                    ARTICLE 6
                                 CONFIDENTIALITY

6.1      Public Announcement.  Subject to the requirements imposed by any
         -------------------
Governmental Authority or stock exchange, prior to the Closing Date, no press release or other public announcement, or public statement or comment in response to any inquiry, relating to the transactions contemplated by this Agreement shall be issued or made by either Party without the approval of the other Party. The Parties agree to cooperate in preparing such announcements.

6.2      Confidentiality.  Each Receiving Party (and its officers, employees,
         ---------------
counsel, representatives and agents) will, using the same degree of care as that Receiving Party takes to preserve and safeguard its own Proprietary Information, maintain in confidence and not disclose to third Persons, any Proprietary Information received from the Disclosing Party (or its officers, employees, counsel, representatives and agents) in connection with the transactions contemplated by this Agreement. Each Receiving Party may disclose Proprietary Information received from the Disclosing Party (a) if and to the extent requested by, or required by law, court order, subpoena or other lawful order of a Governmental Authority with jurisdiction, provided that (i) the Receiving Party first notifies the Disclosing Party in writing of such request or requirement so that the Disclosing Party may seek a protective order or other appropriate remedy and (ii) the Receiving Party will furnish only that portion of such Proprietary Information which is requested or legally required and will cooperate with the Disclosing Party's counsel to enable the Disclosing Party to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Proprietary Information, (b) with the prior written consent of the other Receiving Party, or (c) in accordance with Section 6.3 below, (d) to its Affiliate and its Affiliate's officers, directors, employees, agents, financial advisors, attorneys and accountants,

(collectively, "Representatives") who need to know such Proprietary Information in order to assist the Receiving Party in or in connection with the transactions contemplated by this Agreement, provided that the Receiving Party will first inform each Representative of the confidential nature of such information and such Representative orally agrees to comply with the terms hereof to the same extent that would be required hereby if it was the Receiving Party, (e) to third party consultants and potential lenders for the foregoing purposes, provided that each consultant and potential lender first enters into a written confidentiality agreement with the Receiving Party that incorporates the terms hereof, or (f) in connection with any litigation or dispute resolution procedure involving Proprietary Information and the Receiving Party, provided that the Receiving Party will first use reasonable efforts to ensure that confidential treatment will be accorded the Proprietary Information during and after any proceedings regarding same. The Receiving Party shall be responsible for the actions, uses, and disclosures of its Representatives, consultants and potential lenders with respect to the Proprietary Information. If this Agreement is terminated prior to Closing, each Party will return promptly, if so requested by the other Party, any Proprietary Information provided to it and will use Commercially Reasonable Efforts to return any copies thereof that may have been provided to others in accordance with this Section 6.2.

6.3      Regulatory Agencies.  Upon the Disclosing Party's prior written
         -------------------
approval (which will not be unreasonably withheld), the Receiving Party may provide Proprietary Information to the DPU, the FERC or any other Governmental Authority with jurisdiction, as necessary to obtain any consents, waivers or approvals as may be required for the Receiving Party to undertake the transactions contemplated herein. The Receiving Party will seek confidential treatment for such Proprietary Information provided to any such Governmental Authority and the Receiving Party will notify the Disclosing Party as far in advance as is practicable of its intention to release to any such Governmental Authority any such Proprietary Information.

6.4      Survival.  The obligations of the Parties in this Article 6 shall be
         --------
in full force and effect for three (3) years from the date hereof and will survive the termination of this Agreement, the discharge of all other obligations owed by the Parties to each other, any transfer of title to the Assets and the Closing of the transactions contemplated in this Agreement. Nothing herein shall affect the obligations of the Parties under the Confidentiality Agreement previously executed.

6.5      Buyer Contact with Vendors and Employees; Cooperation.  Buyer agrees
         -----------------------------------------------------
that, prior to the Closing Date, it will not contact any vendors, suppliers, employees or other contracting parties of Seller or its Affiliates with respect to any aspect of the Assets or the transactions contemplated hereby without the prior written consent of Seller, such consent not to be unreasonably withheld. Seller shall fully cooperate with Buyer regarding the hiring by Buyer of Seller's employees covered by the Collective Bargaining Agreement and Seller shall use Commercially Reasonable Efforts to facilitate the orderly hiring by Buyer of other employees of Seller employed in connection with the Assets to whom Buyer elects to offer employment.

                                    ARTICLE 7
                       TAXES, PRORATIONS AND CLOSING COSTS

7.1      Taxes.  Buyer will pay all sales and transfer taxes arising in
         -----
connection with the sale and transfer of the Assets, including without limitation (a) Massachusetts state sales tax, and (b) the Massachusetts excise tax on deeds imposed by M.G.L. c. 64D, 1, and Buyer will, at its own expense, file, to the extent required by applicable law, all necessary tax returns, reports, information returns or other documents required to be supplied to any Governmental Authority with respect to such sales and transfer taxes. Seller and Buyer shall each pay their own income Taxes.

         7.1.1  Closing Adjustment.  Real and personal property Taxes relating
                ------------------
to the Assets for the taxable period in which the Closing occurs will be equitably prorated (in the event that final assessed tax amounts are not available for the Closing, the proration will be based upon the tax bill for the last full finally assessed tax year) between Buyer and Seller, as follows:
Seller shall be responsible for all such Taxes assessed for any period up to and including the Closing Date, and Buyer shall responsible for all such Taxes for period commencing with the day after the Closing and thereafter, and the net amount thereof shall be added to, or deducted from, the Purchase Price, as the case may be. All Taxes will be prorated on the assumption that an equal amount of Taxes applies to each day of the year, regardless of how any installment payments are billed or made, except that Buyer will bear all supplemental or other state and local real and personal property Taxes, including any reassessments, which arise out of a change in ownership of the Assets. Within 30 Business Days after any such Taxes prorated on an estimated basis are finally assessed, the Seller shall pay to the Buyer or the Buyer shall pay to the Seller, as the case may be, its proportionate share of any difference between the estimated and assessed taxes.

         7.1.2  Abatements, Refunds and Credits.  Notwithstanding anything in
                -------------------------------
Section 2.1(k) to the contrary, Seller shall be entitled to any abatements, refunds or credits of Taxes relating to the Assets for the period prior to and including the Closing Date. Buyer will promptly notify and forward to Seller the amounts of any such abatements, refunds or credits received by Buyer within fifteen (15) days after receipt thereof. Any abatements, refunds and credits of Taxes relating to a period both prior to and after the Closing shall be shared (net of the reasonable costs of obtaining such abatements, refunds and credits) proportionately between Seller and Buyer based on the portion of the taxable period in question that each owned the Assets.

         7.1.3  Tax Audits.  After the Closing, Buyer will notify Seller in
                ----------
writing, within fifteen (15) days after its receipt of any correspondence, notice or other communication from a Governmental Authority or any representative thereof, of any pending or threatened tax audit, or any pending or threatened judicial or administrative proceeding that involves Taxes relating to the Assets for the period prior to the Closing, and furnish Seller with copies of all correspondence received from any such Governmental Authority in connection with any audit or information request with respect to any such Taxes relating to the Assets for the period prior to the Closing.

         7.1.4  Tax Claims.  Notwithstanding any provision of this Agreement
                ----------
to the contrary, with respect to any claim for abatement, refund, audit, examination, notice of deficiency or assessment or any judicial or administrative proceeding that involves Taxes relating to the Assets for the period either entirely prior to the Closing or both prior to and after the Closing (collectively, a "Tax Claim"), Buyer will reasonably cooperate with Seller in making or contesting any Tax Claim, including making available original books, records, documents and information for inspection, copying and, if necessary, introduction as evidence at any such Tax Claim contest and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder with respect to such Tax Claim, or to testify at proceedings relating to such Tax Claim. Seller will control all proceedings taken in connection with any Tax Claim that pertains entirely to the period through the Closing, and Seller and Buyer will jointly control all proceedings taken in connection with any Tax Claim pertaining to the period both prior to and after the Closing. Buyer has no right to settle or otherwise compromise any Tax Claim which pertains entirely to the period prior to the Closing; and neither Party has the right to settle or otherwise compromise any Tax Claim which pertains to the period both prior to and after the Closing, without the other Party's prior written consent.

7.2      Proration of Income and Expenses.  Except as set forth in Section
         --------------------------------
7.1, all items of income and expense relating to the business operations of the Facilities and Assets that are normally prorated, including water and sewer use charges, other charges in the nature of utility services, rents, permit, license, registration, compliance or other fees for Permits, and items payable by or to Seller under any of the Contracts for the period prior to and including the Closing Date will be for the account of Seller, and all such items of income and expense, for the period after the Closing Date will be for the account of Buyer, all as determined by the accrual method of accounting.

7.3      Proration Method.  For purposes of calculating prorations, Seller
         ----------------
will be deemed to own the Assets, and be entitled to the income therefrom and, subject to the provisions of Article 9 hereof, responsible for the expenses thereof for the entire day upon which the Closing occurs, and Buyer shall be so entitled and responsible for all periods thereafter. All prorations will be made on the basis of the actual number of days of the month which will have elapsed as of the day of the Closing and based upon a three hundred sixty-five
(365) day year. Seller and Buyer shall furnish each other with such documents and other records as may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this Article 7.

7.4      Costs and Expenses.  Except to the extent specifically provided
         ------------------
herein, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses. Notwithstanding anything to the contrary herein, Buyer will be responsible for (a) all costs and expenses associated with the obtaining of any title insurance policy and all endorsements thereto that the Buyer elects to obtain, and (b) all filing fees under the HSR Act. Seller and Buyer each represent and warrant to the other, respectively, that, except for Goldman, Sachs & Co. and Reed Consulting Group, Inc., which are acting for and at the expense of the Seller, no broker, finder or other person is entitled to any brokerage fees, commissions or finder's fees in connection with the transaction contemplated hereby by reason of any action taken by the party making such representation. Each of Seller and Buyer will pay to the other, or otherwise discharge, and will indemnify and hold the other harmless from and against, any and all claims or liabilities for all brokerage fees, commissions, and finders' fees (other than as described above) incurred by reason of any action taken by the indemnifying party.


                                    ARTICLE 8
                            CASUALTY AND CONDEMNATION

8.1      Casualty Loss.  If from the date hereof through the Closing, the
         -------------
Assets are damaged by fire or other casualty (each such event, an "Event of Loss"), or are taken by a Governmental Authority by exercise of the power of eminent domain (each, a "Taking"), then the following provisions shall apply:

         8.1.1  Minor Loss.  The occurrence of (i) any one or more Events of
                ----------
Loss, of which the aggregate costs to restore, repair or replace are reasonably estimated at an amount less than or equal to two percent (2%) of the Purchase Price, and/or (ii) any one or more Takings, of which the aggregate condemnation proceeds equal an amount less than or equal to two percent (2%) of the Purchase Price, shall have no effect on the transactions contemplated hereby.

         8.1.2  Major Loss.  Upon the occurrence of (i) any one or more Events
                ----------
of Loss, of which the aggregate costs to restore, repair or replace are reasonably estimated at an amount in excess of two percent (2%) of the Purchase Price, or (ii) any one or more Takings, of which the aggregate condemnation proceeds equal an amount in excess of two percent (2%) of the Purchase Price (a "Major Loss"), Seller shall have, in the case of a Major Loss relating to one or more Events of Loss, the option, exercised by notice to Buyer, to restore, repair or replace the damaged Assets prior to Closing. If Seller elects to restore, repair or replace the Assets relating to a Major Loss, which election shall be made by notice to Buyer within fifteen (15) days following the occurrence of the Major Loss, the completion of the repair, replacement or restoration will be a condition to the Closing and the Closing Date shall be postponed at the election of Seller for the amount of time reasonably necessary to complete the restoration, repair or replacement, not to exceed one hundred and eighty (180) days without Buyer's consent. If Seller elects not to restore, repair or replace the Assets affected by a Major Loss, or such Major Loss is the result of one or more Takings, the provisions of Section 8.1.3 will apply.

        8.1.3  Equitable Adjustment.  In the event that Seller elects not to
               --------------------
restore, repair or replace a Major Loss, or in the event that Seller, having elected to repair, replace or restore the Major Loss, fails to complete the repair, replacement or restoration within the one hundred eighty (180) days, or in the event that a Major Loss is the result of one or more Takings, then the parties shall, within thirty (30) days following Seller's election, failure to complete, or the occurrence of such Takings, as the case may be, negotiate in good faith an equitable adjustment in the Purchase Price to reflect the impact of the Major Loss, as mitigated by any repair, replacement or restoration work actually completed by Seller, on the Assets being sold to Buyer, and proceed to Closing. To assist Buyer in its evaluation of any and all Events of Loss, Seller shall provide Buyer such access to the Assets and such information as Buyer may reasonably request in connection therewith.

         8.1.4  Buyer's Election.  In the event that the parties fail to reach
                ----------------
agreement on an equitable adjustment of the Purchase Price within the thirty
(30) days provided in Section 8.1.3, then Buyer shall have the election, exercisable by notice to Seller within fifteen (15) days immediately following the expiration of the thirty (30) day period, to either (a) proceed with the consummation of the transaction at Closing, with a reduction in the Purchase Price consistent with Seller's last offer communicated to Buyer, in which event Seller shall assign over or deliver to Buyer at Closing all condemnation proceeds or insurance proceeds which the Seller receives, or to which Seller becomes entitled by virtue of the Events of Loss, less any costs and expenses reasonably incurred by Seller in obtaining such condemnation proceeds or insurance proceeds, or (b) terminate this Agreement, in which event this Agreement shall terminate and neither Party shall thereafter have any obligation or liability to the other by reason of this Agreement. If Buyer fails to make the election within the fifteen (15) day period, Buyer will be deemed to have made the election to proceed with the Closing.


                                    ARTICLE 9
                            OPERATION PENDING CLOSING

9.1      Operation and Maintenance of Assets Pending Closing.  From the
         ---------------------------------------------------
Effective Date through the Closing, except as expressly contemplated generally by this Agreement or to the extent Buyer otherwise consents in writing, Seller shall operate and maintain the Assets in the ordinary course in accordance with Prudent Utility Practices, and, without limiting the generality of the foregoing, Seller shall not, without the prior written consent of the Buyer:

         9.1.1  Transfers.  Sell, lease (as lessor), transfer or otherwise
                ---------
dispose of any material Assets, other than Assets used, consumed or replaced in the ordinary course of business, or encumber, pledge, mortgage or impose or suffer to be imposed on any of the Assets any other Encumbrance other than the Permitted Encumbrances;

         9.1.2  Inventory Levels.  Make any material change in the levels of
                ----------------
Inventories customarily maintained by the Seller with respect to the Assets, except for such changes which are consistent with Prudent Utility Practices;

         9.1.3  Tax Agreements.  Enter into or amend any real or personal
                --------------
property tax agreement or settlement.

         9.1.4  Fuel Contracts.  Enter into any commitment for the purchase or
                --------------
sale of fuel (whether commodity or transportation) having a term greater than six months and not terminable on or before the Closing Date either (i) automatically, or (ii) by option of Seller (or, after the Closing, by Buyer) in its sole discretion, if the aggregate payment under such commitment and all other outstanding commitments not previously approved by Buyer would be expected to exceed $5 million;

         9.1.5  Modification of Contracts and Permits.  Modify, amend or
                -------------------------------------
voluntarily terminate prior to the expiration date any of the Contracts or any of the Permits in any material respect, other than (a) in the ordinary course of business, to the extent consistent with Prudent Utility Practices, (b) with cause, to the extent consistent with Prudent Utility Practices, or (c) as may be required in connection with transferring Seller's rights or obligations thereunder to Buyer pursuant to this Agreement; or

         9.1.6  Allowances and Credits.  Sell, lease, reduce or otherwise
                ----------------------
dispose of Allowances or Air Emission Credits, except, in the case of Air Emission Credits, in the ordinary operation of the Facilities or to NEPOOL in connection with the summer capacity short-fall regulation, 310 C.M.R. 7.53.

         9.1.7  Enter Into Contracts.  Enter into any oral or written
                --------------------
contract, agreement, commitment or arrangement which individually exceeds $1,000,000 or in the aggregate exceeds $10,000,000, unless it is terminable by Seller and its assignee without penalty or premium upon not more than 30 days notice.

         9.1.8  Labor Matters.  Solely (in each of the following clauses (a)
                -------------
through (d)) with respect to Local 369 as it relates to the business or operations of the Assets and except as otherwise required by the terms of the Collective Bargaining Agreement (as defined in Section 10.6), (a) hire at, or transfer to the Assets, any new employees prior to the Closing, other than to fill vacancies in existing positions in the reasonable discretion of Seller,
(b) increase salaries or wages prior to the Closing, (c) take any action prior to the Closing to affect a change in the Collective Bargaining Agreement, or
(d) take any other action prior to the Closing to amend or terminate any Benefit Plans (as defined in Section 3.14) or adopt any other benefit plan, program, arrangements or practice providing benefits for or compensation to or on behalf of Seller's employees at the Assets.

9.2      Capital Expenditures.  Notwithstanding anything in Section 9.1 to the
         --------------------
contrary, Seller may, in its sole discretion, make or incur an obligation to make (i) subject to the adjustment provisions set forth in Section 2.7.1(a), Pre-Approved Capital Expenditures, and (ii) subject to the adjustment provisions set forth in Section 2.7.1(b), such other capital and maintenance expenditures as Seller shall deem necessary.


                                    ARTICLE 10
                    AGREEMENTS RELATIVE TO PERIOD AFTER CLOSING

10.1     Post Closing Cooperation by Buyer.  The Parties recognize that,
         ---------------------------------
notwithstanding the transfer of the Assets to the Buyer, Seller will need access to certain information, records and assistance with respect to the Assets relating to the period prior to Closing. Accordingly, the Parties agree as follows:

         10.1.1  Information and Administrative Support.  For a period of five
                 --------------------------------------
(5) years after the Closing (or, if requested in writing by Seller within five
(5) years after the Closing, until the closing of the examination of Seller's federal and state income tax returns for all periods prior to and including the Closing, if later), Buyer agrees that it will, promptly following the request of Seller and at Seller's expense, provide such information and administrative support as will be reasonably requested by Seller to enable Seller to comply with its obligations with respect to the issuance of Forms W-2, 1099 and other tax reports, reports and notices relating to pension, profit sharing, health and other plans, income tax returns, preparation of financial statements and completion of Seller's audit for the two fiscal years ended December 31 following the Closing Date, and other similar matters.

         10.1.2  Books and Records.  For a period of five (5) years after the
                 -----------------
Closing (or, if requested in writing by Seller within five (5) years after the Closing, until the closing of the examination of Seller's federal and state income tax returns for all periods prior to and including the Closing, if later), Buyer will not dispose of any Records relating to any of the Assets delivered to it by Seller without first giving notice to Seller of its intent to so dispose of such Records, and permitting Seller to retain or copy such Records at Seller's expense as Seller may select. During such period, Buyer will permit Seller to examine and make copies, at Seller's expense, of such Records for any reasonable purpose, including any litigation now pending or hereafter commenced against Seller, or the preparation of income or other tax returns.

         10.1.3  Employees.  For a period of five (5) years after the Closing,
                 ---------
each of Buyer and Seller will make available to the other on a reasonable basis and as requested from time to time by the other party after Closing, those of its employees with knowledge of, or relevant to, the matters described in Sections 5.1 and 5.2 and this Section 10.1 for the purpose of consultation, investigation or testimony in connection therewith.

10.2     Further Assurances.
         ------------------

         (a) From time to time after the Closing Date, without further consideration, the Seller, will, at its own expense, execute and deliver such documents to the Buyer as the Buyer may reasonably request in order to more effectively convey and transfer to, and vest in, the Buyer the Seller's title to the Assets (as described in Section 2.10). From time to time after the date hereof, the Buyer will, at its own expense, execute and deliver such documents to the Seller as the Seller may reasonably request in order to more effectively consummate the sale of the Assets pursuant to this Agreement.

         (b) To the extent that Seller's rights under any Contract may not be assigned without the consent of another Person, which consent has not been obtained by the Closing Date, this Agreement shall not constitute an agreement to assign the same, if an attempted assignment would constitute a breach thereof, or be unlawful. Seller and Buyer agree that if any consent to an assignment of any Contract shall not be obtained, or if any attempted assignment would be ineffective or would impair Buyer's rights and obligations under the Contract in question, so that Buyer would not in effect acquire the benefit of all such rights and obligations, Seller, to the maximum extent permitted by law and such Contract, shall, concurrently with or promptly after the Closing, appoint Buyer to be the Seller's agent with respect to such Contract, and Seller shall, to the maximum extent permitted by law and such Contract, enter into such reasonable arrangements with Buyer as are necessary to provide Buyer with the benefits and obligations of such Contract, provided that Buyer shall not have any obligation to offer or pay any consideration in order to obtain any such consents, and provided further that Seller shall not make any agreement, arrangement or other understanding affecting the Assets or their operation as a condition for obtaining and such consents without the prior written consent of Buyer. Seller and Buyer shall cooperate and use Commercially Reasonable Efforts after the Closing to obtain an assignment of such Contract to Buyer.

         (c) To the extent that Seller's rights under any warranty or guaranty described in Section 2.1(i) may not be assigned without the consent of another Person, which consent has not been obtained by the Closing Date, this Agreement shall not constitute an agreement to assign the same, if an attempted assignment would constitute a breach thereof, or be unlawful.
Seller and Buyer agree that if any consent to an assignment of any such warranty or guaranty shall not be obtained, or if any attempted assignment would be ineffective or would impair Buyer's rights and obligations under the warranty or guaranty in question, so that Buyer would not in effect acquire the benefit of all such rights and obligations, Seller, shall use Commercially Reasonable Efforts, at Buyer's sole cost and expense, to the extent permitted by law and such warranty or Guaranty, to enforce such warranty or guaranty for the benefit of Buyer so as to the maximum extent possible to provide Buyer with the benefits and obligations of such warranty or guaranty. Notwithstanding the foregoing, Seller shall not be obligated to bring or file suit against any third party, provided that if Seller shall determine not to bring or file suit after being requested by Buyer to do so, Seller shall assign, to the extent permitted by law of any applicable agreement or contract, its rights in respect of the claims so that Buyer may bring or file such suit.

10.3     Notification of Transfer.  After the Closing, Buyer, with the
         ------------------------
cooperation of and following consultation with Seller, will notify promptly all relevant Governmental Authorities and all third Persons of the change in ownership of the Assets resulting from the transactions contemplated herein, to the extent required by applicable law or the specific underlying agreements.

10.4     NEPOOL.  Buyer shall on or prior to the Closing become a member of
         ------
NEPOOL.

10.5     Local Area Transmission Support.  The Parties intend that the ISO
         -------------------------------
will have the primary responsibility for ensuring that the operation of the Assets is performed in a manner that is consistent with maintaining a level of system reliability that is comparable to the level achieved when the Assets were operated by Seller. In order to effectuate the ISO's oversight of the operation of the Assets, Buyer agrees to maintain membership in good standing in NEPOOL, and to submit to the governance of the ISO as established by the NEPOOL Agreement. For a period of twelve (12) months following the termination of the Transition Agreement, Buyer will submit to Seller any plan to effect a permanent or long-term shut-down or substantial reduction in existing generation capacity no less than thirty (30) days prior to such shut-down or reduction. If Seller notifies Buyer within the aforementioned thirty (30) day period that implementation of Buyer's plan has been determined to have a material adverse effect on the stability, reliability or operating characteristics of Seller's system or provision of electric service, then Buyer shall not proceed to implement such plan until Buyer and Seller have engaged in good faith negotiations for a period of thirty (30) days, or such shorter period as is required, to negotiate an agreement resolving the matter on terms acceptable to the Parties. Other than as may be required to preserve system reliability or to comply with the requirements of the ISO or NEPOOL, Seller shall not interfere with Buyer's efforts to expand or modify generation capacity at any of the Sites.

10.6     Employees.  (a) Except as provided in Section 10.6(c), Buyer is
         ---------
required to offer employment, effective as of the Closing Date, to only those employees of Seller who are members of Local 369 and whose employment responsibilities primarily relate to the Assets. All such offers of employment shall be made in accordance with (i) all applicable laws and regulations, and (ii) the Collective Bargaining Agreement and the Local 369 AOU, as defined in Section 10.6(b) below.

         (b)  Schedule 10.6(b) sets forth the collective bargaining agreement,
              ----------------
and amendments thereto, to which Seller is a party with Local 369 in connection with the Assets (collectively, the "Collective Bargaining Agreement"), and the Agreement of Understanding between Seller and Local 369 (the "Local 369 AOU"). On the Closing Date, Buyer will assume the Collective Bargaining Agreement, as amended by the AOU, as it relates to Local 369 Employees to be employed at the Assets and comply with all applicable obligations thereunder and will accept and fulfill all obligations under the Local 369 AOU that are designated for Buyer, including but not limited to the obligation of Buyer to recognize the union as the collective bargaining agent. In the event that Buyer shall sell the Assets to a third party prior to May 15, 2000, Buyer shall require such third party to assume and comply with each of the obligations set forth in the "Successor Clause and Continued Employment" section of the Local 369 AOU. Under the terms of the Local 369 AOU, compliance by Buyer with its obligations under this Section 10.6(b) may not be waived by Seller without the consent of Local 369. Except as provided in the Local 369 AOU, Seller shall retain any and all liability under the Group Welfare Benefits Plan for Retirees of Boston Edison.

         (c) Buyer is required to offer employment to those employees of Seller, other than members of Local 369, who were employed in non-managerial positions to provide services for operation of the Assets at any time during the three month period prior to the Closing Date, at levels of wages and overall compensation not lower than the employees' prior levels for a period of six months. Each person who becomes employed by Buyer pursuant to Section 10.6(a) or Section 10.6(c) shall be referred to herein as a "FBU Employee." To the extent that the number of FBU Employees of the Seller in a non-managerial position (other than members of Local 369) employed by the Buyer at the Closing exceeds thirty (30), following the Closing Date, Seller shall reimburse Buyer for the wages paid by Buyer, and the cost to Buyer of benefits provided, to each such employee in excess of thirty (30), based on the average actual wages and benefits provided to all such non-managerial employees (other than members of Local 369). To the extent such number of employees exceeds thirty (30), Seller's obligation with respect to such employees shall continue for a period of one year from the Closing Date or until any such employee's earlier termination of employment. To the extent such number of employees exceeds forty (40), such obligation with respect to any such employee in excess of forty (40) shall continue for an additional year from the Closing Date or until any such employee's earlier termination of employment.

         (d) Any individual covered as of the Closing Date pursuant to the provisions of COBRA under any Benefit Plan that is a Group Health Plan, or with respect to whom a qualifying event, as defined under COBRA, has occurred on or prior to the Closing Date and who later elects continuation coverage under COBRA for such qualifying event, shall continue to be covered under such Group Health Plan after Closing in accordance with the provisions of COBRA and such Group Health Plan for such qualifying event. On or before the Closing Date, Seller shall relocate or terminate the employment of all of its employees whose responsibilities primarily relate to the Assets and shall be solely responsible for payments of all wages and compensation including without limitation accrued vacation pay, bonuses, severance pay, overtime, all benefits under any Benefit Plan that become payable on account of such termination of employment or any other amounts to which those employees may be entitled for services rendered prior to their termination or by virtue of their termination; provided, however, that Seller shall be responsible for any severance benefits under the Local 369 AOU payable to the FBU Employees who are members of the Local 369 who voluntarily resign from Buyer after completing at least 30 days of employment with Buyer, within six (6) months of the Closing Date who are eligible for such severance benefits. Seller agrees to timely perform and discharge all requirements under the WARN Act and under applicable state and local laws and regulations for the notification of its employees arising from the sale of the Assets to Buyer up to and including the Closing Date for those employees who will become FBU Employees effective as of the Closing Date. After the

Closing Date, Buyer shall be responsible for performing and discharging all requirements under the WARN Act and under applicable state and local laws and regulations for the notification of its employees with respect to the Assets.


                                    ARTICLE 11
                               ENVIRONMENTAL MATTERS

11.1     Environmental Conditions.  Except as otherwise provided herein, the
         ------------------------
Parties intend that the Buyer be solely responsible for any and all Environmental Conditions with respect to the Sites and the Assets, as well as for any and all Remediation resulting from any such Environmental Conditions other than with respect to the Excluded Assets. Seller shall have no liability to Buyer for the existence of any Environmental Condition at the Sites or with respect to the Assets, and shall not have any obligation to undertake any Remediation of any such Environmental Condition.

11.2     Obligations of Seller.  Seller shall retain responsibility for
         ---------------------
Environmental Conditions, including any Remediation, with respect to the Excluded Assets. Seller shall also retain responsibility for all matters arising out of the transportation and disposal of Hazardous Substances from the Sites to an Offsite Disposal Facility on or before the Closing Date and for any civil or criminal fines or penalties for violations of Environmental Laws arising from the operation of the Facilities prior to the Closing.

11.3     Environmental Commitments.  As part of the Settlement Agreement,
         -------------------------
Seller has made certain environmental commitments regarding the operation of the Facilities. Such commitments are described in Attachment 6 of the Settlement Agreement, and a copy is attached hereto as Schedule 11.3 (the
                                                       -------------
"Environmental Commitments"). Buyer agrees to comply with such Environmental Commitments in accordance with their terms, to the extent applicable to the Facilities. Buyer acknowledges that the performance of the Environmental Commitments is a condition of the Settlement Agreement. The Parties agree that Buyer's obligation with respect to the Environmental Commitments shall survive the Closing, and shall be specifically enforceable by Seller to the extent that such Environmental Commitments have not been superseded by other laws and so long as such Environmental Commitments remain enforceable against Seller or Buyer by relevant Governmental Authorities.


                                    ARTICLE 12
                   INDEMNIFICATION, RELEASE AND RELATED MATTERS

12.1     Indemnification by Seller.  Seller will indemnify, defend and hold
         -------------------------
harmless Buyer from and against all Claims asserted against or suffered by the Buyer relating to, resulting from or arising out of the following:

         (a) any breach by the Seller of any covenant, agreement or obligation of the Seller contained in this Agreement;

         (b)  the failure of Seller to perform its obligations under Section
11.2;

         (c)  the Excluded Liabilities;

         (d) any Third Party Claims against Buyer based on Seller's ownership or operation of (i) to the extent not expressly assumed by Buyer pursuant to the terms of the Agreement or the Related Agreements, the Assets prior to the Closing, and (ii) the Excluded Assets after the Closing; or

         (e) any liability which may be asserted by third parties with respect to the Assets as a result of non-compliance with any Bulk Sales Laws.

12.2     Indemnification by Buyer.  Buyer will indemnify, defend and hold
         ------------------------
harmless Seller from and against all Claims asserted against or suffered by the Seller relating to, resulting from or arising out of the following:

         (a) any breach by the Buyer of any covenant, agreement or obligation of the Buyer contained in this Agreement;

         (b)  the Assumed Liabilities;

         (c) the failure of the Buyer to perform its obligations under this Agreement, including without limitation Sections 11.1 and 11.3;

         (d) any Third Party Claims arising out of, or related to, the assignment or purported assignment of Contracts, warranties or guarantees, or any agreements or arrangements between the parties concerning the same; or

         (e) any Third Party Claims against Seller based on Buyer's ownership or operation of the Facilities and Assets after the Closing.

12.3     Buyer's Release of Seller.  Except as provided in Section 12.1,
         -------------------------
Buyer, for itself and on behalf of the Buyer Group, does hereby release, hold harmless and forever discharge each member of the Seller Group from any and all Claims of any kind or character, whether known or unknown, hidden or concealed, resulting from or arising out of any Environmental Condition, other than the Environmental Conditions retained by the Seller under Section 11.2. Buyer hereby waives any and all rights and benefits that it now has, or in the future may have conferred upon it by virtue of any statute or common law principle of which provides that a general release does not extend to claims which a party does not know or suspect to exist in its favor at the time of executing the release, which if known would have materially affected such party's settlement with the obligor. In this connection, the Buyer hereby acknowledges that factual matters now unknown to it may have given or may hereafter give rise to Claims that are presently unknown, unanticipated and unsuspected, and it further agrees that this release has been negotiated and agreed upon in light of that awareness and it nevertheless hereby intends to release each member of the Seller Group from the Claims described in the first sentence of this Section.

12.4     Notice of Claim.  Promptly after obtaining Knowledge of a Claim for
         ---------------
which it is entitled to indemnity under this Article 12, the Party seeking indemnification hereunder (the "Indemnitee") will notify the Party against whom indemnification is sought (the "Indemnitor") in writing of such Claim, including any Third Party Claim (a "Notice of Claim"). A Notice of Claim will specify, in reasonable detail, the facts known to the Indemnitee regarding the Claim. Subject to the terms of this Agreement, the failure to provide (or timely provide) a Notice of Claim will not affect the Indemnitee's rights to indemnification, except to the extent the Indemnitor is prejudiced thereby; provided, however, the Indemnitor is not obligated to indemnify the Indemnitee for the increased amount of any Claim which would otherwise have been payable to the extent that the increase resulted from the failure to deliver timely a Notice of Claim.

12.5     Defense of Third Party Claims.  The Indemnitor will have the right to
         -----------------------------
conduct and control, at its expense, the defense, compromise or settlement of any Third Party Claim or demand set forth in a Notice of Claim with counsel of its choice. If the Indemnitor fails to notify the Indemnitee in writing within thirty (30) days that it intends to undertake a defense or contest a Third Party Claim with due diligence, or the Indemnitor fails to take reasonable steps necessary to defend diligently such Third Party Claim within twenty (20) days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnitor has failed to take such steps, the Indemnitee may undertake its own defense, compromise or settlement and the Indemnitor will be bound by the result obtained by the Indemnitee. Without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld), the Indemnitor shall not enter into any settlement of any Third Party Claim for which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If firm offer is made to settle any Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnitor desires to accept and agree to such offer, the Indemnitor shall give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within twenty (20) days after its receipt of such notice, the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnitor shall be the amount of such settlement offer, plus reasonable costs and expenses paid or incurred by the Indemnitee up to the date of such notice. Notwithstanding the foregoing, the Indemnitee shall have the right to pay, compromise or settle any Third Party Claim at any time, provided that in such event the Indemnitee shall waive any right to indemnity therefor hereunder unless the Indemnitee shall have first sought the consent of the Indemnitor in writing to such payment, settlement or compromise and such consent was unreasonably withheld or delayed, in which event no claim for indemnity therefor hereunder shall be waived. This Section 12.5 is subject to the rights of any insurance carrier that is defending the Third Party Claim.

12.6     Cooperation.  The Party defending the Third Party Claim will (a)
         -----------
consult with the other Party throughout the pendency of the Third Party Claim regarding the investigation, defense, settlement, compromise, trial, appeal or other resolution thereof; and (b) afford the other Party the opportunity, by notice, to participate and be associated in the defense of the Third Party Claim through counsel chosen by such other Party at its own expense in the defense of any Third Party Claim as to which a Party has elected to conduct and control the defense thereof; provided, however, if the named parties to any such proceedings (including any impleaded parties) include both the Indemnitee and Indemnitor and representation of the Indemnitee and Indemnitor by the same counsel would be inappropriate due to actual or potential differing interests between them, then the Indemnitee shall have the right to retain its own counsel at the cost and expense of the Indemnitor. The Parties will cooperate in the defense of the Third Party Claim. The Indemnitee will make available to the Indemnitor or its representatives all Records and other materials reasonably required for use in contesting any Third Party Claim (subject to the confidentiality provisions) and will furnish such testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested by the Indemnitor in connection therewith. If requested by the Indemnitor, the Indemnitee will cooperate with the Indemnitor and its counsel in contesting any Third Party Claim that the Indemnitor elects to contest or, if appropriate, in making any counterclaim against the Person asserting the claim or demand, or any cross-complaint against any Person. The Indemnitor will reimburse the Indemnitee for any expenses incurred by Indemnitee in cooperating with or acting at the request of the Indemnitor.

12.7     Mitigation and Limitation on Claims.  Notwithstanding anything to the
         -----------------------------------
contrary contained herein:

         12.7.1  Reasonable Efforts to Mitigate.  The Indemnitee will use
                 ------------------------------
Commercially Reasonable Efforts to mitigate all losses, damages and the like relating to a Claim, including availing itself of any defenses, limitations, rights of contribution, claims against third Persons and other rights at law or equity. The Indemnitee's Commercially Reasonable Efforts shall include the reasonable expenditure of money to mitigate or otherwise reduce or eliminate any loss or expense for which indemnification would otherwise be due, and the Indemnitor shall reimburse the Indemnitee for the Indemnitee's reasonable expenditures in undertaking the mitigation.

         12.7.2  Net of Insurance and Tax Benefits.  Any Claim is limited to
                 ---------------------------------
the amount of actual damages sustained by the Indemnitee, net of (i) the dollar amount of any insurance or other proceeds actually receivable by the Indemnitee or any of its Affiliates with respect to the Claim, and (ii) income tax benefits to the Indemnitee, to the extent realized by the Indemnitee. Any party seeking indemnity hereunder shall use Commercially Reasonable Efforts to seek coverage (including both costs of defense and indemnity) under applicable insurance policies with respect to any such Claims.

         12.7.3  [Reserved].

         12.7.4  Applicability.  The indemnification obligations of the
                 -------------
Parties described in this Article 12 apply only with respect to matters arising under this Agreement, excluding the Related Agreements. Any Claims arising under or pursuant to a Related Agreement shall be governed by the indemnification obligations, if any, in the respective Related Agreement under which the Claim arises.

12.8     No Recourse.  To the extent the transfer, conveyance, assignment and
         -----------
delivery of Assets to Buyer as provided in this Agreement is accomplished by deeds, assignments, easements, leases, licenses, bills of sale, or other instruments of transfer and conveyance, whether executed at the Closing or thereafter, these instruments are made without representation or warranty by, or recourse against, Seller, except as expressly provided in this Agreement or in any such instrument.

12.9     Survival of Representations and Warranties.  The representations and
         ------------------------------------------
warranties of Seller contained in Article 3, and the representations and warranties of Buyer contained in Article 4 will remain in effect until the Closing Date, at which time these representations and warranties will terminate, and will be of no further force or effect.

12.10    Survival of Indemnification Provisions.  The provisions of this
         --------------------------------------
Article 12 shall survive the Closing.

12.11    Remedies Exclusive.  From and after the Closing, the remedies set
         ------------------
forth in this Article 12 constitute the sole and exclusive remedy for any and all Claims relating to this Agreement and are in lieu of any and all other rights and remedies which the Seller or the Buyer may have under this Agreement or otherwise for monetary relief with respect to any breach or failure to perform or with respect to the Assumed or Excluded Liabilities, other than equitable remedies or fraud. Each Party waives any provision of law to the extent that it would limit or restrict the agreements contained in this Article 12. Nothing herein shall prevent either Party from terminating this Agreement in accordance with Article 15.


                                    ARTICLE 13
                      CONDITIONS PRECEDENT TO OBLIGATIONS OF
                               BUYER AT THE CLOSING

         The obligations of Buyer under this Agreement to complete the purchase of the Assets and assume the Assumed Liabilities are subject to the satisfaction or waiver by Buyer, on or prior to the Closing, of each of the following conditions precedent:

13.1     Warranties and Covenants.  The representations and warranties of
         ------------------------
Seller hereunder shall be true and correct in all material respects when made and as of the Closing Date. Seller shall have performed or complied in all material respects with all covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the Closing.

13.2     Regulatory Approvals.  Buyer shall have received all Buyer's
         --------------------
Regulatory Approvals (as listed on Schedule 13.2), in each case without terms
                                   -------------
and conditions that unacceptably affect the Buyer in Buyer's reasonable discretion, except for any matters that, in the aggregate, have no Material Adverse Effect.

13.3     No Litigation.  No suit, action or other proceeding against any Party
         -------------
or its Affiliates or any of the Assets shall be pending before any Governmental Authority which seeks to restrain or prohibit any of the transactions contemplated by this Agreement, except for matters that, in the aggregate, will not have a Material Adverse Effect, or to obtain material damages or other material relief in connection with this Agreement or the transactions contemplated hereby. No preliminary or permanent injunction or other order or decree by any Governmental Authority which prevents the consummation of the sale of the Assets contemplated hereby shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted), and no statute, rule or regulation shall have been enacted by any Governmental Authority which prohibits the consummation of the sale of the Assets.

13.4     Seller's Closing Deliveries.  Seller shall have delivered, or caused
         ---------------------------
to be delivered, to Buyer at the Closing Seller's closing deliveries described in Section 2.10.

13.5     HSR Act.  The condition precedent set forth in Section 5.3 shall have
         -------
been satisfied.

13.6     No Termination.  Neither Party has exercised any termination right
         --------------
such Party is entitled to exercise pursuant to Article 15.

13.7     Transition Agreement.  The Transition Agreement shall be in full
         --------------------
force and effect.


                                    ARTICLE 14
                      CONDITIONS PRECEDENT TO OBLIGATIONS OF
                              SELLER AT THE CLOSING

         The obligations of Seller under this Agreement to complete the sale and transfer of the Assets to Buyer are subject to the satisfaction or waiver by Seller, on or prior to the Closing, of each of the following conditions precedent:

14.1     Warranties and Covenants.  The representations and warranties of
         ------------------------
Buyer hereunder shall be true and correct in all material respects when made and as of the Closing Date. Buyer shall have performed or complied in all material respects with all covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the Closing.

14.2     Regulatory Approvals.  Seller shall have received all Seller's
         --------------------
Regulatory Approvals (as listed on Schedule 14.2), in each case without terms
                                   -------------
and conditions that unacceptably affect the Seller in Seller's reasonable discretion, except for any matters that, in the aggregate, have no Material Adverse Effect.

14.3     DPU Approval.  The DPU Approval shall have occurred and all the terms
         ------------
and conditions of the DPU Approval shall be acceptable to Seller in its sole discretion.

14.4     No Litigation.  No suit, action or other proceeding against any Party
         -------------
or its Affiliates shall be pending before any court or Governmental Authority which seeks to restrain or prohibit any of the transactions contemplated by this Agreement, except for matters that, in the aggregate, will not have a Material Adverse Effect, or to obtain material damages or other material relief in connection with this Agreement or the transactions contemplated hereby. No preliminary or permanent injunction or other order or decree by any Governmental Authority which prevents the consummation of the sale of the Assets contemplated hereby shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted), and no statute, rule or regulation shall have been enacted by any Governmental Authority which prohibits the consummation of the sale of the Assets.

14.5     Buyer's Closing Deliveries.  Buyer shall have delivered, or caused to
         --------------------------
be delivered, to Seller at the Closing, the documents and payments referenced in Section 2.11.

14.6     HSR Act.  The condition precedent set forth in Section 5.3 shall have
         -------
been satisfied.

14.7     No Termination.  Neither Party has exercised any termination right
         --------------
such Party is entitled to exercise pursuant to Article 15.

14.8     Transition Agreement.  The Transition Agreement shall be in full
         --------------------
force and effect.


                                    ARTICLE 15
                             TERMINATION AND REMEDIES

15.1     Termination.  This Agreement may be terminated at any time prior to
         -----------
the Closing Date by notice from one Party to the other under the following circumstances:

         15.1.1 by Seller if there has been a material misrepresentation or breach by Buyer with respect to any material representations and warranties, or a material default or breach by Buyer in the performance of any of Buyer's covenants or other obligations contained in this Agreement, and such misrepresentation, default or breach is not cured by the earlier of the Closing Date or the date thirty (30) days after receipt by Buyer of notice specifying particularly such misrepresentation, default or breach, and such violation or breach has not been waived by Seller;

         15.1.2 by Buyer if there has been a material misrepresentation or breach by Seller with respect to any material representations and warranties, or a material default or breach by Seller in the performance of any of Seller's covenants contained in this Agreement, and such misrepresentation, default or breach is not cured by the earlier of the Closing Date or the date thirty (30) days after receipt by Seller of notice specifying particularly such misrepresentation, default or breach, and such violation or breach has not been waived by Buyer;

         15.1.3 by Seller on thirty (30) days' notice any time after the issuance of the DPU Approval, if Seller in its sole discretion finds one or more of the terms and conditions of the DPU Approval unacceptable;

         15.1.4 by Buyer, if (i) any of Buyer's Regulatory Approvals, the receipt of which is a condition to the obligations of Buyer to consummate the Closing as set forth in Section 13.2, shall have been denied or shall have been granted subject to terms or conditions that unacceptably affect Buyer, in Buyer's reasonable discretion, except for any matters that, in the aggregate, have no Material Adverse Effect, and all appeals of such determination shall have been taken and have been unsuccessful, (ii) one or more courts of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, which order, judgment or decree shall have become final and non-appealable, (iii) any statute, rule or regulation shall have been enacted by any Governmental Authority which, directly or indirectly, prohibits the consummation of the transactions contemplated hereby or (iv) the DPU fails to issue an order (notwithstanding the fact that such order may be subject to appeal) approving the transactions contemplated by the Agreement and the reasonableness of the proceeds received by Seller within the period of time provided for the issuance of such approval in the Settlement Agreement, as finally approved by the DPU.

         15.1.5 by Seller, if (i) any of Seller's Regulatory Approvals, the receipt of which is a condition to the obligations of Seller to consummate the Closing as set forth in Section 14.2, shall have been denied or shall have been granted subject to terms or conditions that unacceptably affect Seller, in Seller's reasonable discretion, except for any matters that, in the aggregate, have no Material Adverse Effect, and all appeals of such determination shall have been taken and have been unsuccessful, (ii) the DPU fails to issue an order (notwithstanding the fact that such order may be subject to appeal) approving the transactions contemplated by the Agreement and the reasonableness of the proceeds received by Seller within the period of time provided for the issuance of such approval in the Settlement Agreement, as finally approved by the DPU, (iii) one or more courts of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, which order, judgment or decree shall have become final and non-appealable, or (iv) any statute, rule or regulation shall have been enacted by any Governmental Authority which, directly or indirectly, prohibits the consummation of the transactions contemplated hereby;

         15.1.6  by Buyer in accordance with Section 8.1;

         15.1.7 by Seller if there shall have occurred any change that is materially adverse to the business, operations, condition (financial or otherwise) of Buyer.

         15.1.8  by mutual agreement of Seller and Buyer; or

         15.1.9 by Seller or Buyer if the Closing has not occurred on or before December 31, 1998, provided that the right to terminate this Agreement under this Section 15.1.9 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

15.2     Effect of Termination Without Default.  If this Agreement is
         -------------------------------------
terminated pursuant to any of Sections 15.1.3 through 15.1.9, then all further obligations and liabilities of the Parties hereunder will terminate, except as otherwise expressly provided in this Agreement, and thereafter neither Party shall have any recourse against the other by reason of this Agreement.


                                    ARTICLE 16
                             MISCELLANEOUS AGREEMENTS

16.1     Dispute Resolution.  Prior to instituting any litigation or
         ------------------
alternative dispute resolution mechanism, the Parties will attempt in good faith to resolve any dispute or claim promptly by referring any such matter to their respective chief executive officers for resolution. Either Party may give the other Party written notice of any dispute or claim. Within ten (10) days after delivery of said notice, the executives will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary to exchange information and to attempt to resolve the dispute or claim within thirty (30) days.

16.2     Bulk Transfer Laws.  Without admitting the applicability of the bulk
         ------------------
transfer laws of any jurisdiction, the Parties agree that they will not comply with any applicable bulk transfer or similar law in connection with the transactions contemplated by this Agreement.

16.3     Notices.  All notices, requests, demands and other communications
         -------
under this Agreement shall be in writing and shall be delivered in person, against receipt, or sent by postage prepaid, return receipt requested, or by overnight delivery by a courier service providing evidence of receipt, and properly addressed as follows:

              If to Seller:

              Boston Edison Company
              800 Boylston Street
              Boston, Massachusetts 02199
              Attention:  Douglas S. Horan, Esq.
                          Senior Vice President and General Counsel

              With a copy to:

              Ropes & Gray

              One International Place
              Boston, Massachusetts 02110-2624
              Attention:  David A. Fine, Esq.


              If to Buyer:

              Sithe Energies, Inc.
              450 Lexington Avenue, 37th Floor
              New York, New York 10017
              Attention:  David Tohir
                          Senior Vice President

              With a copy to:

              Latham & Watkins
              1001 Pennsylvania Avenue, Suite 1300
              Washington, D.C. 20004
              Attention:  Harrison Wellford, Esq.

         All notices and other communications required or permitted under this Agreement shall be effective upon delivery. Any Party may from time to time change its address for the purpose of notices to that Party by a similar notice specifying a new address.

16.4     Assignability.  This Agreement is binding upon and inures to the
         -------------
benefit of the successors and assigns of the Parties, but is not assignable by either Party without the prior written consent of the other Party, which consent may be granted or withheld in such Party's sole discretion. Notwithstanding the foregoing sentence, (a) Buyer may assign all or a portion of this Agreement or the Related Agreements to an Affiliate without such consent; provided, however, that in the event of such assignment, (i) Buyer shall guarantee by execution of a Guaranty substantially in the form of Exhibit H hereto the full and timely performance of all obligations of such
---------
Affiliate under this Agreement and all Related Agreements, as so assigned,
(ii) Buyer shall deliver to Seller a copy, certified by its Secretary, of resolutions authorizing the execution and delivery of such Guaranty, (iii) Buyer shall deliver to Seller a certificate of the Secretary of Buyer identifying by name and title and bearing the signatures of the officers of Buyer authorized to execute and deliver the Guaranty and (iv) Buyer shall deliver to Seller an opinion from Latham & Watkins, counsel to Buyer, dated as of the date of such assignment and reasonably satisfactory in form to Seller and its counsel, substantially to the effect that the Guaranty is a valid and binding obligation of Buyer, subject to substantially the same exceptions as set forth in Section 4.2; and (b) Buyer may assign on or after the Closing, its rights and remedies (but not obligations) to any Person(s) providing financing to Buyer or any assignee of Buyer in connection with the acquisition of the Assets, and to the extent requested by such Person(s), Seller shall consent to such assignment and acknowledge such Person's rights to succeed to the rights and remedies (but not the obligations) of Buyer hereunder.

         (a) Buyer may collaterally assign its rights in this Agreement and the Related Agreements to its lender(s), and its lenders may exercise their rights under any such collateral assignment, without Seller's prior written consent. In the event of such collateral assignment, Seller agrees to execute for the benefit of such lender(s) a consent and agreement regarding such assignment as is customary in the financings of domestic energy infrastructure projects.

16.5     No Survival.  Subject to the provisions of Section 15.1 and 15.2,
         -----------
each and every representation, warranty and covenant contained in this Agreement (other than matters that are expressly stated or intended to survive the Closing, which shall expire in accordance with their terms) shall expire with, and be terminated and extinguished by the Closing and the transfer of the Assumed Liabilities pursuant to this Agreement, and such representations, warranties and covenants shall not survive the Closing Date; and none of the Seller, the Buyer or any officer, director, trustee or affiliate of any of them shall be under any liability whatsoever with respect to any such representation, warranty or covenant.

16.6     No Third Party Beneficiaries.  Nothing in this Agreement, whether
         ----------------------------
express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the Parties and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any Party, nor give any third Persons any right of subrogation or action against any Party.

16.7     No Joint Venture.  Nothing in this Agreement creates or is intended
         ----------------
to create an association, trust, partnership, joint venture or other entity or similar legal relationship between the Parties, or impose a trust, partnership or fiduciary duty, obligation, or liability on or with respect to either Party. Except as provided in Section 10.2(b), neither Party is or shall act as or be the agent or representative of the other Party.

16.8     Construction of Agreement.  Ambiguities or uncertainties in the
         -------------------------
wording of this Agreement will not be construed for or against any Party, but will be construed in the manner that most accurately reflects the Parties' intent as of the Effective Date they executed this Agreement. The Parties acknowledge that they have been represented by counsel in connection with the review and execution of this Agreement, and, accordingly, there shall be no presumption that this Agreement or any provision hereof be construed against the Party that drafted this Agreement.

16.9     Effect of Closing.  If a Party elects to proceed with the Closing
         -----------------
knowing that any condition in its favor has not been satisfied, or that other Party has breached any representation, warranty or covenant, the condition that is unsatisfied or the representation, warranty or covenant which is breached will be deemed waived by such Party as of the Closing Date, and such Party will be deemed to fully release and forever discharge the other Party on account of any and all claims, demands or charges, known or unknown, with respect to the same. Nothing in this provision shall affect those matters specifically stated to survive or to occur after the Closing pursuant to this Agreement.

16.10    Conflicts.  In the event of any conflicts or inconsistencies between
         ---------
the terms of this Agreement and the terms of any of the Related Agreements, the terms of this Agreement will control.

16.11    Consent to Jurisdiction.  Each of Seller and Buyer consents to the
         -----------------------
nonexclusive jurisdiction of any local, state or federal court located within the City of Boston, Suffolk County, Commonwealth of Massachusetts, for adjudication of any suit, claim, action or other proceeding at law or in equity relating to this Agreement, or to any transaction contemplated hereby. Seller and Buyer each accepts, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any objection as to venue, and any defense of forum non conveniens.

16.12    Changes in Law.  If and to the extent that, during the period between
         --------------
the Effective Date and the Closing Date, any laws or regulations that govern any aspect of this Agreement shall change, so as to make any aspect of this transaction unlawful, then the Parties agree to make such modifications to this Agreement as may be reasonably necessary for the Agreement to accommodate any such legal or regulatory changes.

16.13    Entire Agreement.  This Agreement (including the Exhibits and
         ----------------
Schedules to this Agreement, which are incorporated herein by reference), the Related Agreements and the Confidentiality Agreement contain the entire agreement between the Parties with respect to the transactions contemplated hereby, and supersede all negotiations, representations, warranties, commitments, offers, contracts and writings prior to the Effective Date, written or oral.

16.14    Amendment.  No waiver and no modification or amendment of any
         ---------
provision of this Agreement is effective unless made in writing and duly signed by the Parties.

16.15    No Waiver.  Except as provided in Section 16.9, no waiver of any
         ---------
breach or default hereunder shall be considered valid unless in writing and signed by the Party making the waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

16.16    Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts, each of which is an original, but all of which together constitute one and the same instrument.

16.17    Severability.  If any provision hereof is held invalid or
         ------------
unenforceable by any Governmental Authority of competent jurisdiction, or as a result of future legislative action, this holding or action will be strictly construed and will not affect the validity or effect of any other provision hereof, and the Parties shall endeavor in good faith to replace such invalid or unenforceable provision with a valid and enforceable provision which achieves the purposes intended by the Parties to the greatest extent permitted by law. To the extent permitted by law, and except as otherwise provided in this Section 16.17, the Parties waive, to the maximum extent permissible, any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

16.18    Interpretation.  In this Agreement, unless a clear contrary intention
         --------------
appears:  (a) the singular number includes the plural number and vice versa;
(b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; (e) reference to any Article, Section, Schedule or Exhibit means such Article, Section, Schedule or Exhibit to this Agreement, and references in any Article, Section, Schedule, Exhibit or definition to any clause means such clause of such Article, Section, Schedule, Exhibit or definition; (f) "hereunder," "hereof," "hereto" and words of similar import are references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof; (g) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; (h) relative to the determination of any period of time, "from," means "from and including," "to" means "to but excluding" and "through" means "through and including;" (i) reference to any law (including statutes and ordinances) means such law as amended, modified codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and (j) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with U. S. generally accepted accounting principles.

16.19    Captions.  The captions of the various Articles, Sections, Exhibits
         --------
and Schedules of this Agreement have been inserted only for convenience of reference and do not modify, explain, enlarge or restrict, or in any way affect the construction or interpretation of any of the provisions of this Agreement.

16.20    Governing Law.  The validity, interpretation and effect of this
         -------------
Agreement are governed by and will be construed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as a sealed instrument, by and through their respective duly authorized representatives, as of the date first above written.

                           BOSTON EDISON COMPANY


                           By:  /s/ Thomas J. May
                                ---------------------------------------------
                                  Name: Thomas J. May
                                  Title: Chairman and Chief Executive Officer



                           SITHE ENERGIES, INC.


                           By:  /s/ Barry Sullivan
                                ---------------------------------------------
                                  Name: Barry Sullivan
                                  Title: Vice Chairman

                              TRANSITION AGREEMENT

                                    BETWEEN

                              SITHE ENERGIES, INC.

                                       AND

                              BOSTON EDISON COMPANY

                           FOR THE PURCHASED FACILITIES

                           ----------------------------

                                TABLE OF CONTENTS
                                -----------------


ARTICLE 1. Definitions.................................................   1

ARTICLE 2. Purchase and Sale of each Facility's Capacity,
           Energy and Ancillary Services...............................   3

ARTICLE 3. Dispatch....................................................   4

ARTICLE 4. Term, Termination...........................................   4

ARTICLE 5. Capacity, Energy and Ancillary Services Purchase Rates......   6

ARTICLE 6. Delivery of Facility's Capacity, Energy and Ancillary
           Services by Seller..........................................   7

ARTICLE 7. Billing, Meter Reading......................................   8

ARTICLE 8. Limitation of Liability; Indemnification; Insurance;
           Relationship of Parties.....................................   8

ARTICLE 9. Miscellaneous Provisions....................................   9

ARTICLE 10. Assignment.................................................  10

ARTICLE 11. Force Majeure..............................................  10

ARTICLE 12. Default....................................................  11

ARTICLE 13. Governing Law, Dispute Resolution..........................  12

ARTICLE 14. Waiver.....................................................  12

ARTICLE 15. Corporate Authorization....................................  13

ARTICLE 16. Notice.....................................................  13

                              TRANSITION AGREEMENT
                                    BETWEEN
                 SITHE ENERGIES, INC.  AND BOSTON EDISON COMPANY
                 -----------------------------------------------



     AGREEMENT entered into this tenth day of December, 1997 by and between Sithe Energies, Inc., a Delaware Corporation (hereafter referred to as "Seller"), and Boston Edison Company, a Massachusetts corporation having its principal place of business at 800 Boylston Street, Boston, Massachusetts 02199, (hereafter referred to as "Company").

     WHEREAS, Seller wishes to sell to Company and Company wishes to purchase from Seller, electric capacity, energy, and ancillary services following the closing pursuant to the Purchase and Sale Agreement dated December 10th ,1997 by and between Company and Seller (the "Purchase and Sale Agreement") pursuant to which Seller will purchase the Facilities, as hereinafter defined, from the Company, and Seller and Company will enter into the Interconnection and Operation Agreement of even date herewith (the "Interconnection Agreement").

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, Seller and Company hereby agree as follows:


ARTICLE 1.  Definitions

            When used with initial capitalizations, whether in the singular or in the plural, the following terms shall have meanings set forth below. Any term not defined herein has the meaning set forth in the Purchase and Sale Agreement, dated December 10th, 1997

     (a)    Agreement:  This document, including its appendices, as amended
            ----------
            from time to time.

     (b)    Capability Audit:  The procedure used pursuant to the NEPOOL
            -----------------
            Agreement to determine the Summer Net Capability and the Winter Net Capability of the Facility as currently set forth in the NEPOOL Procedures entitled Criteria, Rules and Standards No. 4, Rating and Auditing Generating Capability (CRS - 4) dated November 1, 1996.

     (c)    Capacity:  Seller's Summer Net Capability and/or Winter Net
            ---------
            Capability as demonstrated by each Facility, during its last applicable Capability Audit(s).

     (d)    Delivery Point:  The point where Company's transmission or
            ---------------
            distribution system connects with Seller's Facility as specified in the Interconnection Agreement or a point designated by mutual agreement of Parties.

     (e)    Facilities:  The physical plant and land, described as Facilities
            -----------
            in the Purchase and Sale Agreement dated December 10th, 1997 including all protective and other associated equipment and future improvements necessary to produce electric Capacity, energy and ancillary services (including but not limited to the following products defined by NEPOOL, operable capacity, 10 minute spinning reserve, 10 minute non-spinning reserve, 30 minute operating reserve, and automatic generator control). Each Facility is summarized under the heading Unit Name in Exhibit A and Exhibit B of this agreement

     (f)    FERC:  The Federal Energy Regulatory Commission
            ----

     (g)    ISO-NE:  The Independent System Operator of New England provided
            ------
            for in the NEPOOL Agreement, or its successor.

     (h)    MDPU:  The Massachusetts Department of Public Utilities.
            ----

     (i)    NEPOOL:  The New England Power Pool, established by the NEPOOL
            ------
            Agreement, or its successor.

     (j)    NEPOOL Agreement:  The Agreement, dated September 1, 1971, as
            -----------------
            amended from time to time, governing the operation of NEPOOL, as in full force and effect.

     (k)    NEPOOL Standards:  All Criteria, Rules and Standards (CRS), NEPOOL
            ----------------
            Automated Billing System Procedures (NABS) and Operating Procedures (OP) issued or adopted by NEPOOL, ISO-NE and its satellite agencies, or their successors, as amended from time to time.

     (l)    Party:  Seller or Company.
            -----

     (m)    Prime Rate:  That rate as announced by BankBoston (or its
            ----------
            successor) as its prime rate in effect on the first day of the month.

     (n)    Prudent Utility Practice:  Any practices, methods and acts engaged
            ------------------------
            in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition and giving due regard for the requirements of governmental agencies having jurisdiction. Prudent Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to be acceptable practices, methods, or acts generally accepted in the electric utility industry.

     (o)    Retail Access Date (RAD):  The earlier of (a) the date on which
            ------------------------
            all retail customers of all investor-owned electric companies in Massachusetts can first purchase the electricity component of their electric service from a supplier of their choice or (b) the date, designated by Company, on which all of Company's retail customers can first purchase the electricity component of their electric service from a supplier of their choice. At the date of execution hereof the Retail Access Date is expected to occur during 1998.

     (p)    Summer Net Capability (Capability):  The Maximum Claimed
            ----------------------------------
            Capability, as defined in NEPOOL CRS - 4 , of the Facility during the Summer Capability Period, expressed in kilowatts, and as determined by Capability Audit, exclusive of capacity required for Facility use.

     (q)    Summer Capability Period:  June 1st through September 30th, or
            ------------------------
            such other period as established by NEPOOL from time to time.

     (r)    Winter Net Capability (Capability):  The Maximum Claimed
            ----------------------------------
            Capability, as defined in NEPOOL CRS - 4 , of each Facility during the Winter Capability Period, expressed in kilowatts, and as determined by Capability Audit, exclusive of the capacity required for Facility use.

     (s)    Winter Capability Period:  October 1st through May 31st, or such
            ------------------------
            other period as established by NEPOOL from time to time.


ARTICLE 2. Purchase and Sale of each Facility's Capacity, Energy and Ancillary Services

     (a) Seller shall make each Facility available for economic dispatch by ISO-NE and shall continue to operate each Facility as a producer of electric Capacity, energy and ancillary services. Seller shall not sell Capacity, energy or ancillary services from any Facility to any other entity while this Agreement is in effect, except as otherwise provided in this Agreement. Seller will use commercially reasonable efforts to maintain each Facility's Capability at the level demonstrated by the most recent Capability Audit and use its commercially reasonable efforts to make available to Company, on an ongoing basis, the energy and ancillary services of the Facility. Seller will use Prudent Utility Practices in all aspects of the management and operation of each Facility.

     (b) Seller agrees to sell and to deliver and Company agrees to purchase and to accept delivery of each Facility's Capacity, as demonstrated by the Facility, during its most recent Capability Audit performed prior to the effective date of the Purchase and Sale Agreement, and any energy and ancillary services generated by the Facility, for Company's own use and/or sale to others for the term of this Agreement. Company is not obligated to purchase Capacity above the level demonstrated by the most recent Capability Audit performed prior to the effective date of the Purchase and Sale Agreement; provided, however, Seller may sell to third parties Capacity from the Facility to the extent the same is not sold to Company hereunder.

     (c) Periodically after the execution of this Agreement, Seller shall undergo Capability Audits pursuant to NEPOOL Standards to demonstrate and audit the Summer Net Capability and/or the Winter Net Capability of each Facility. The Capability Audit shall be performed pursuant to NEPOOL Standards; or standards mutually agreed by the Parties if NEPOOL ceases to establish such standards. Seller agrees to provide the necessary documentation of the results of the demonstrations and audits (NX-17's and supporting material).

     (d) Seller and Company shall agree to scheduling the timing of planned maintenance activities, which effectively reduce the output of each Facility and are not the result of automatic initiation or emergencies. Seller shall provide adequate notification of such planned maintenance activities by telephone or fax to Company's designated agent.


ARTICLE 3.  Dispatch

     (a) Seller will provide to Company all operating and cost information necessary for verification of any forms to be provided to ISO-NE. Company will submit all forms to ISO-NE.

     (b) Seller's and Company's designated agent shall mutually agree to any revision to the existing ISO-NE NX-12A Forms to be submitted to ISO-NE in accordance with the provisions of the NEPOOL Agreement and NEPOOL Standards.

     (c) Whenever Company's system or the systems with which it is directly interconnected experience an emergency, as designated by the affected utility, or whenever it is necessary to aid in the restoration of service on Company's system or on the systems with which it is directly or indirectly interconnected, or, whenever requested by ISO-NE, Seller or its designee will curtail or interrupt the delivery of all or a portion of the production of electricity at the Facilities.

     (d) Whenever any Seller's Facility experiences an emergency, Seller or its designee shall have the right to curtail or interrupt all or a portion of Seller's obligation hereunder, provided such curtailment or interruption shall continue only for so long as reasonably necessary to deal with the emergency, and provided Seller promptly notifies Company of the occurrence of such an emergency.

     (e) Seller shall comply with all NEPOOL Standards applicable to Seller.


ARTICLE 4.  Term, Termination

     (a) The obligations of the parties under this agreement shall commence on the Closing Date as defined in the Purchase and Sale Agreement date and, subject to the termination provisions set forth in this Agreement, shall continue until the later of (1) the date which is 30 days after the official commencement of the operations of the NEPOOL spot markets for installed capacity, operable capacity, energy, spinning and non-spinning reserves and automatic generator control, as signified by the first day that resources are allowed to bid into each market on a non-trial or non-experimental basis, and 2) the Retail Access Date, but in no event will termination occur within six (6) months of the Closing Date. The Company will provide Seller on a monthly basis its most current forecast of the Retail Access Date and the commencement date of the operations of the NEPOOL spot markets. Notwithstanding the foregoing, Company may terminate this Agreement at any time by providing six (6) months written notice but in no event will termination occur within six (6) months of the Closing Date. In addition, the applicable provisions of this Agreement shall remain in effect after termination hereof to the extent necessary to provide for final billings, billing adjustments, and payments.

            In the event that Company has not completed the standard offer auction by the Retail Access Date, Seller and Company shall enter into good faith negotiations for an extension of this Agreement upon written notification to Seller by Company, which notification shall occur no less than forty-five (45) days prior to the Retail Access Date. The extension shall be on the same terms as this Agreement provided that the price and term may be modified. Notwithstanding the foregoing, neither Seller nor Company shall be obligated to enter into an extension of this Agreement.

            In the event that the Retail Access Date has not occurred one year after the effective date of this Agreement, Seller at its own discretion may apply for a cost of service tariff with FERC, which Company shall substitute for the rate in effect at that time if approved.

     (b) If the MDPU or any reviewing court or governmental agency, imposes any condition, limitation or qualification under any provisions of law which, individually or in the aggregate, precludes Company or Seller from performing this Agreement, then the precluded party may, at its option, terminate this Agreement.

     (c) Notwithstanding the foregoing, the obligations of the Parties under this Agreement are subject to and contingent upon receipt and approval (in each Party's sole discretion) of an order of the MDPU approving this Agreement and an order of the FERC accepting this Agreement.

     (d) Thirty (30) days prior to the expected termination date of this Transition Agreement Company will have the ability to exercise a "call option" for the installed Capacity of the Facilities. This call option will provide Company with the right to contract for this installed Capacity for up to 12 months to satisfy requirements imposed upon it resulting from it being deemed a Load Serving Entity by the ISO-NE. This call option will be for up to the full Capacity value of the Facilities, less the amount of Capacity bid by Seller and accepted by Company to serve Company's standard offer service. The amount of Capacity to be contracted for and the number of months for the term of the purchase will be determined by Company upon exercising the option, and the price paid under the contract will be $8.00 (eight dollars) per kW per month.

ARTICLE 5.  Capacity, Energy and Ancillary Services Purchase Rates

     (a) Company shall pay Seller monthly, according to the following formula:

            TMA     =     C  +  O  +  F
               t

            where:

            TMA     =     Total monthly amount due in month (t)
               t

                                      1          2
            C       =     P  x  ( 7.5%   +  14.2%  )                R
                                                                     a
                          --------------------------       x       ----
                                        12                          R

            P       =     The purchase price applicable to the unit as shown
                          in Exhibit A.

            R       =     Each Facility's actual Summer Net Capability, during
             a            the months of the Summer Capability Period or the
                          Facility's actual Winter Net Capability during the months of the Winter Capability Period as demonstrated by Facility, during its most recent
                          Capability Audit but in no event greater than R.

            R       =     Each Facility's Summer Net Capability, during the
                          months of the Summer Capability Period or the Facility's Winter Net Capability during the months of the Winter Capability Period as demonstrated by Facility, during its most recent Capability Audit performed prior to the effective date of the Purchase and Sale Agreement.

            O       =      M            R
                                         a
                          ----    x    ----
                           12           R

            M       =     The annual O&M expense to the unit as shown in
                          Exhibit B.

            F       =     (U  x  B)  +  A:

            U       =     Total fuel usage, by fuel type, in the current month
                          for generation of electricity expressed in MMBtu minus the fuel usage attributable to existing fuel supply and transportation contracts transferred by Company to Seller.

[FN]
________________________

1  The first year tax depreciation of 7.5%.

2  A return on capital of 14.2%.

            B       =     The monthly fuel cost expressed in $/MMBtu.

                          For the Mystic units #4, #5, #6 and #7 and the New Boston units #1 and #2, when the fuel being used is oil, the price of fuel is the quotient obtained by dividing the average of the daily low price during the applicable month for No. 6 Oil 1% Sulfur Cargo expressed in $/barrel, as reported in Platt's Oilgram for New York/Boston, by 6.4 MMBtu/barrel.

                          For Mystic 7 and the New Boston units #1 and #2, when the fuel being used is natural gas, the price of fuel is the sum of the average of the daily settlement prices for the last three days that the NYMEX Contract for the month of delivery trades, expressed in $/MMBtu, plus the actual costs of gas transportation expressed in $/MMBtu. The NYMEX Contract shall mean the New York Mercantile Exchange natural gas Futures Contract as approved by the Commodity Futures Trading Commission for the purchase and sale of natural gas at Henry Hub.

                          For all the jet units the price of fuel is the quotient obtained by dividing the sum of the average of the daily low price during the applicable month for Boston No. 2 Oil 0.3% Sulfur expressed in cents/ gallon, as reported in The Journal of Commerce, plus $0.015/gallon, by 0.1375 MMBtu/gallon.

            A       =     The actual expense associated with the fuel usage
                          attributable to existing fuel supply and transportation contracts transferred by Company to Seller.

     (b) Company is not obligated to reimburse Seller for fuel supply or transportation expenses incurred under "take or pay" arrangements unless such "take or pay" arrangements have been assigned to seller pursuant to the terms and conditions of the Purchase and Sale Agreement, dated December 10th, 1997, or otherwise approved by the Company.

     (c) This rate shall apply regardless of whether Company takes delivery of any electric energy during the applicable month, provided Seller has maintained and operated the Facility in accordance with this Agreement and Prudent Utility Practice during the applicable month.


ARTICLE 6. Delivery of Facility's Capacity, Energy and Ancillary Services by Seller

     Seller shall deliver each Facility's Capacity, energy and ancillary services to the Delivery Point. Seller is responsible for maintaining metering and telemetering equipment at each Facility. The metering equipment shall be capable of registering and recording instantaneous, and time-differentiated electric energy and other related data from the Facility, and shall comply with the requirements of NEPOOL's CRS - 13. The telemetering shall be capable of transmitting such data to location(s) specified by Company. All interconnection and metering arrangements shall be as specified in the Interconnection Agreement.


ARTICLE 7.  Billing, Meter Reading

     (a) Each day, Seller shall be required to provide Company with hourly integrated megawatt hour readings for each hour of the previous day. Seller shall record hourly meter readings and log sheets and, upon Company's request, provide copies of daily meter recordings and log sheets by electronic means with hard copy back-up.

     (b) Seller shall submit, by fax or other agreeable same day delivery mechanism, an invoice for all applicable Article 5 charges to Company as soon as practicable after the end of each calendar month that shall include the time and date of the meter readings. This invoice shall include such reasonable detail to enable the Company to determine the basis for the charges of such month. Seller and Company agree to provide additional information reasonably requested by the other party as necessary for billing purposes or data verification. Invoices may be rendered on an estimated basis. Each invoice shall be subject to adjustment for any errors in arithmetic, computing, estimating or otherwise. Seller and Company shall include any such invoicing adjustments as promptly as practicable.

     (c) All payments shown to be due on such invoice shall be due and payable not later than the Due Date, defined as twenty (20) days after the date of invoice.

     (d) Any undisputed amounts unpaid after the Due Date shall bear interest at a rate equal to the Prime Rate then in effect on the Due Date, compounded on a monthly basis. Company may dispute all or any part of any invoice by written notification to Seller within 30 days of receipt of such invoice.

     (e) Seller shall keep complete and accurate records and meter readings of its operations and shall maintain such data for a period of at least one (1) year after invoice for the final billing is rendered. Company shall have the right, upon five (5) business days prior notice, during normal business hours, to examine and inspect all such records and meter readings in so far as may be necessary for the purpose of ascertaining the reasonableness and accuracy of all relevant data, estimates or statements of charges submitted to it hereunder but shall not impair or interfere with the operation of the Facility owned by Seller.


ARTICLE 8. Limitation of Liability; Indemnification; Insurance; Relationship of Parties

     (a) Notwithstanding subarticle (b) hereof or any other provision of this Agreement to the contrary, neither Company nor Seller nor their respective officers, directors, agents, employees, parent, subsidiaries or affiliates or their officers, directors, agents or employees shall be liable or responsible to the other Party or its parent, subsidiaries, affiliates, officers, directors, agents, employees, successors or assigns, or their respective insurers, for incidental, indirect, exemplary, punitive or consequential damages, connected with or resulting from performance or non-performance of this Agreement, or anything done in connection therewith including, without limitation, claims in the nature of lost revenues, income or profits (other than payments expressly required and properly due under this Agreement), and increased expense of, reduction in or loss of power generation production or equipment used therefor, irrespective of whether such claims are based upon breach of warranty, tort (including negligence, whether of Seller, Company or others), strict liability, contract, operation of law or otherwise.

     (b) Each Party (the "Indemnifying Party") shall defend, indemnify and save the other Party (the "Indemnified Party"), its officers, directors, agents, employees and affiliates and their respective officers, directors, agents and employees harmless from and against any and all claims, liabilities, demands, judgments, losses, costs, expenses (including reasonable attorneys' fees), suits, or damage arising by reason of bodily injury, death or damage to third party property sustained by any person or entity (whether or not a party to this Agreement) caused by an action of negligence or willful misconduct of the Indemnifying Party or an officer, director, agent or employee of Indemnifying Party.

     (c)    Seller shall maintain insurance coverage at its sole expense.

     (d)    The rights, obligations and protections afforded by subarticles
            (a) and (b) above shall survive the termination, expiration or cancellation of this Agreement, and shall apply to the full extent permitted by law.

     (e) Nothing in this Agreement shall be construed as creating any relationship between the Parties other than that of independent contractors for the sale and purchase of capacity and associated electric energy and ancillary services generated at the
            Facilities.    The Parties do not intend to create any rights, or
            grant any remedies to, any third party beneficiary of this Agreement.


ARTICLE 9.  Miscellaneous Provisions

     (a) The Parties hereto agree that time shall be of the essence in this Agreement.

     (b) This Agreement may not be modified or amended except in writing signed by or on behalf of both Parties by their duly authorized officers, and if applicable, any required regulatory approvals.

     (c) It shall be the responsibility of Seller to take all necessary actions to satisfy any regulatory requirements which may be imposed on Seller by any federal statute, rule or regulation concerning the sale of Capacity, energy, and ancillary services. Company shall cooperate with Seller and provide information or such other assistance, without cost to Company, as may be reasonably necessary for Seller to satisfy regulatory requirements relating specifically and only to the sale of Capacity, energy, and ancillary services from each Facility. Seller shall cooperate with Company and provide information or such other assistance, without cost to Seller, as may be reasonably necessary for Company to satisfy regulatory requirements relating specifically and only to the purchase of electric Capacity, energy and ancillary services from the Facility.

     (d) Seller agrees to operate and maintain each Facility in accordance with Prudent Utility Practice.

     (e) Seller agrees to provide daily fuel usage reports upon Company's request, in such detail as Company may reasonably require. Seller shall submit on a monthly basis its invoices which identify the monthly cost of fuel used in the generation of electricity (Actual Fuel Costs) including:
            1)  Invoice price of fuel less any cash or other discounts.
            2) Freight, switching, demurrage and other transportation charges, not including, however, any charges for unloading from the shipping medium.
            3) Excise taxes, purchasing agents' commissions, insurance and other expenses directly assignable to cost of fuel.
            4) Operating, maintenance and depreciation expenses and ad valorem taxes on Seller-owned transportation equipment used to transport fuel from the point of acquisition to the unloading point.
            5) Lease or rental costs of transportation equipment used to transport fuel from the point of acquisition to the unloading point.
            6)  Other fuel related information Company may reasonably request.

     (f) Upon Company's request, Seller shall provide Company with the relevant information necessary to support an updated ISO-NE NX-4 Form to be submitted to NEPOOL.

     (g) Seller agrees to provide, at no cost to Company, any and all necessary forms, data, and other information reasonably requested by Company for submittal to ISO-NE, NEPOOL, or any governmental, or regulatory agency or authority having jurisdiction. Notwithstanding the foregoing, the Company will have final approval rights over these submissions.


ARTICLE 10.     Assignment

     (a) Neither Party shall have the right to assign this Agreement or its rights or obligations hereunder without the express written consent of the other Party. Such consent shall not be unreasonably withheld.
     (b) Notwithstanding the provisions in Section 10(a) above:
                (i) Either party may assign this Agreement to any Affiliate to whom the Facilities are transferred, without the other party's prior consent; provided that the assigning party shall not be released from liability hereunder without the other party's prior written consent

                (ii) Seller may collaterally assign its rights in this
                     Agreement to its lenders, in accordance with the provisions of Section 16.4 of the Purchase and Sale Agreement, dated December 10th, 1997


ARTICLE 11.     Force Majeure

     (a) If either Party is rendered wholly or partly unable to perform its obligations under this Agreement because of a Force Majeure event, that Party shall be excused from whatever performance is affected by the Force Majeure event to the extent so affected, provided that the non-performing Party shall: (1) provide prompt notice to the other Party of the occurrence of the Force Majeure event giving an estimation of its expected duration and the probable impact on the performance of its obligations hereunder and submitting good and satisfactory evidence of the existence of the Force Majeure, (2) exercise all reasonable efforts to continue to perform its obligations hereunder, (3) expeditiously take action to correct or cure the Force Majeure and submit good and satisfactory evidence that it is making all reasonable efforts to correct or cure the Force Majeure event, (4) exercise all reasonable efforts to mitigate or limit damages to the other Party to the extent such action will not adversely effect its own interests and (5) provide prompt notice to the other Party of the cessation of the Force Majeure; and, provided further, that any obligations of either party which arose before the occurrence of the Force Majeure event causing non-performance shall not be excused as a result of the occurrence of a Force Majeure event.

     (b) "Force Majeure" means the failure or imminent threat of failure of facilities or equipment, flood, freeze, earthquake, storm, fire, lighting, other acts of God, epidemic, war, acts of a public enemy, riot, civil disturbance or disobedience, strike, lockout, work stoppages, other industrial disturbance or dispute, sabotage, restraint by court order or other public authority, and action or non-action by, or failure or inability to obtain the necessary authorizations or approvals from, any governmental agency or authority, which by the exercise of due diligence such Party could not reasonably have been expected to avoid and by exercise of due diligence its effect can not be overcome. Nothing contained herein shall be construed so as to require the Parties to settle any strike, lockout, work stoppage or any industrial disturbance or dispute in which it may be involved, or to seek review of or take an appeal from any administrative or judicial action. In no event shall the lack of funds or an inability to obtain funds or any action by any governmental authority that disallows, prevents or limits the recovery through rates of all or any portion of the charges imposed by this Agreement be a Force Majeure.


ARTICLE 12.     Default

     (a) "Event of Default" shall mean, in relation to a Party (the "Defaulting Party"):

            (i) the Defaulting Party fails to perform any of its material obligations hereunder, and such failure is not excused by Force Majeure and continues for thirty (30) days after the Defaulting Party receives written notice from the Non-Defaulting Party of such failure; provided, however, if a period in excess of thirty (30) days is required to cure such failure, the Defaulting Party shall have additional amount of time, not to exceed 180 days, as may be necessary to cure such failure provided that the Defaulting Party uses reasonable diligence to remedy such failure; or

            (ii) the Defaulting Party makes an assignment or general arrangement for the benefit of creditors, files a petition in, or otherwise commences any proceeding in, bankruptcy or under similar law, otherwise becomes bankrupt (however evidenced) or is unable to pay its debt as they fall due.

     (b) Upon an Event of Default, the Non-Defaulting Party may resort to all remedies available at law or in equity, including, without limitation, (i) the termination of service, (ii) specific enforcement of the provisions of this Agreement, and (iii) the recovery of damages except to the extent such damages are waived or limited pursuant to this Agreement.


ARTICLE 13.     Governing Law, Dispute Resolution

     (a) The interpretation and performance of this Agreement shall be in accordance with and controlled by the law of the Commonwealth of Massachusetts.

     (b) If any dispute, disagreement, claim or controversy exists between Seller and Company arising out of or relating to this Agreement, such disputed matter shall be submitted to a committee comprised of one designated agent of each Party. Such committee shall be instructed to attempt to resolve the matter within twenty (20) days thereafter. If Company's and Seller's designees do not agree upon a decision within thirty (30) days after the submission of the matter to them, either Party may institute formal legal proceedings.


ARTICLE 14.     Waiver

     The failure of either Party to require compliance with any provision of this Agreement shall not affect that Party's right to later enforce the same. It is agreed that the waiver by either Party of performance of any of the terms of this Agreement, or of any breach thereof, shall not be held or deemed to be a waiver by that Party of any subsequent failure to perform the same, or any other term or condition of this Agreement, or of any breach thereof.

ARTICLE 15.     Corporate Authorization

     Prior to or simultaneous with the execution of this Agreement, the Parties shall provide sufficient evidence to each other that each has the legal power and authority to perform this Agreement, that their respective officers executing this Agreement have been duly authorized to do so and that this Agreement, upon execution and delivery, shall be legally binding and enforceable.


ARTICLE 16.     Notice

     Except as otherwise provided herein, any notice, invoice or other communication which is required or permitted by this Agreement shall be in writing and delivered by personal service, telecopy, or mailed certified or registered first class mail, postage prepaid, properly addressed as follows:

     a)     In the case of Company to:

            Boston Edison Company
            800 Boylston Street
            Boston, Massachusetts  02199  U.S.A.
            Attention:  Manager - Power Contracts Department
            Telecopy No: 617-424-3407

     b)     In the case of Seller to:

            Sithe Energies, Inc.
            450 Lexington Avenue
            New York, New York  10017
            Attention: David Tohir, Senior V.P.
            Telecopy No: 212-450-9025


     Another address or addressee may be specified in a notice duly given as provided. Each notice, invoice or other communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given and received for all purposes at such time as it is delivered to the addressee (with return receipt, the delivered receipt, the affidavit of the messenger or with respect to a telecopy, the answer back, being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.


                            SITHE ENERGIES, INC.



                            By:  /s/ Barry Sullivan
                                 -------------------------------
                                   Name: Barry Sullivan
                                   Title: Vice Chairman




                            BOSTON EDISON COMPANY



                            By:  /s/ Thomas J. May
                                 ---------------------------------------------
                                   Name: Thomas J. May
                                   Title: Chairman and Chief Executive Officer

                 INTERCONNECTION AND OPERATION AGREEMENT BETWEEN

                              BOSTON EDISON COMPANY

                                       AND

                              SITHE ENERGIES, INC.

______________________________________________________________________________


     This Interconnection and Operation Agreement, dated as of December 10th,

1997 is between Boston Edison Company, a Massachusetts corporation and electric company, having its principal place of business at 800 Boylston

Street, Boston Massachusetts 02199 ("Edison") and Sithe Energies, Inc., a

Delaware corporation, having its principal place of business at 450 Lexington

Avenue, New York, New York 10017 ("Buyer" or "Sithe"), (each, a "Party").



     WHEREAS, Edison has sold its fossil Generating Facilities to Buyer pursuant to a Purchase and Sale Agreement, dated as of the date hereof (the

"Purchase and Sale Agreement").



     WHEREAS, the Generating Facilities and their associated interconnections with the transmission grid, either directly or via distribution facilities,

were designed and constructed to work efficiently within a vertically integrated electric utility structure; and



     WHEREAS, these interconnections will be used primarily for the transfer of electricity from the Buyer's Generating Facilities to the Transmission

System (either directly or via Edison's Distribution System) of Edison, but may also be capable of providing a delivery path to the Buyer's Unit(s) to provide the power for testing, starting, and station service loads of said

Generating Facilities; and

     WHEREAS, on or before the Closing Date as defined in the Purchase and

Sale Agreement, the Parties have entered into a separate Asset Demarcation

Agreement (ADA), which defines the demarcation of ownership with respect to the Interconnection Facilities, and a separate Cross-Easement Agreement, which defines the terms of access for the continued operation and maintenance of those facilities owned by one Party but located on the property of the other,

the purpose of this Agreement is to delineate responsibility for the provision of Interconnection Services for the maintenance and operation of the

Interconnection Facilities.



     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, Edison and Sithe agree to provide for the relationship between the Parties regarding the provision of Interconnection Services between the Parties as follows:



1.   Definitions
     -----------

     1.1    Asset Demarcation Agreement - That portion of the Purchase and

            Sale Agreement which describes in detail all of the Generation

            Assets, and the transmission, distribution and support facilities

            (Purchased Interconnection Facilities) which Edison is selling to

            Buyer.  With respect to Interconnection Services, the Asset

            Demarcation Agreement defines the ownership boundaries associated with each Purchased Asset and the basis for inclusion of certain assets in the sale.



     1.2    Decommissioned - With respect to any unit or units at any

            Generation Facility, the permanent cessation of power generation functions, and associated demolition, removal and/or restoration of the site, to the extent required by applicable law.



     1.3    Distribution Facilities or Systems - Electrical equipment

            (typically operating at 4,000, 14,000 or 24,000 volts) associated with the delivery of electric energy for utilization at these or lower voltages.



     1.4    Energy Management Center - Edison's system control and dispatch center.

     1.5    Excluded Assets - Those assets identified in Section 2.2 of the

            Purchase and Sale Agreement.



     1.6    Generating Assets or Facilities - The property, infrastructure and facilities associated with the production of electricity that have been sold by Edison to Buyer pursuant to the Purchase and Sale

            Agreement.



     1.7    Generation Asset Modifications - With respect to any existing or future unit or units at any of the Assets (as defined in the

            Purchase and Sale Agreement) the alteration of the generation output or capability at any of the Assets, including without limitation, the Decommissioning, mothballing, retirement,

            expansion, repowering or other development of generation.



     1.8    Edison Interconnection Facilities - The electrical and related

            Distribution and Transmission Facilities of Edison that link the

            Generation Facilities with the PTF Transmission System.



     1.9    Interconnection Services - The services, including, but not limited to, operation and maintenance, switching and support of equipment associated with the Interconnection Facilities of Buyer and its interconnection to Edison's Transmission and/or

            Distribution Systems.



     1.10   ISO - Independent System Operator as described in Schedule 1.1 of the Purchase and Sale Agreement.



     1.11   Non-PTF Transmission Facilities - The non looped transmission facilities rated at or below 115 kV that do not contribute to the movement of energy across the New England Grid.

     1.12   NPCC - The Northeast Power Coordinating Council, the reliability coordinating council representing all segments of the electric supply industry for the northeastern states/provinces of the US and Canada.



     1.13   Prudent Utility Practice - Those practices identified in Schedule

            1.1 of the Purchase and Sale Agreement.



     1.14   Purchased Interconnection Facilities - The Transmission and

            Distribution Assets of the Buyer specifically identified in

            Schedules A through J of the Asset Demarcation Agreement.



     1.15   PTF Transmission Facilities - The transmission grid facilities,

            also known as Regional Transmission Facilities, defined as pool transmission in NEPOOL's "Pool Transmission Facilities": document.

            Generally, for Edison, these facilities are rated 115 kV or above and allow energy from significant power sources to move freely on the New England Transmission Grid.



     1.16   REMVEC - Rhode Island, Eastern Massachusetts and Vermont Energy

            Control, an operating satellite of the New England Power Pool

            (NEPOOL) and the ISO.



     1.17   Transmission  Facilities - Those assets and facilities identified in  Section 2.2(a) of the Purchase and Sales Agreement.



     1.18   Transmission System - A system of circuit breakers, disconnect devices, transformers, electrical buses, substations and overhead and underground transmission lines which function as a network for the transport and delivery of bulk electric power.  In particular,

            this term refers to the 115 kV, 230 kV and 345 kV facilities of

            Edison.

2.   Term
     ----

     The obligations of the Parties under this agreement shall commence on the

     Closing Date as defined in the Purchase and Sale Agreement and shall remain in effect until such time as both Parties mutually agree to terminate, unless earlier terminated in accordance with Section 5.4 hereof, provided, however, that the agreement shall terminate with respect to any Generation Facility, or unit thereof, upon the date such

     Generation Facility or unit is Decommissioned.  The parties shall negotiate in good faith to amend this Agreement if a change in law or other circumstance substantially affects Edison's provision of

     Interconnection Services.



            Nothing in this Agreement shall require Sithe to own any asset or equipment, operate or maintain any asset or equipment, provide any service to Edison or any other person, or take any other action that could reasonably be expected to result in Sithe being regulated as a public utility, electric utility, transmission company, distribution company, or other entity subject to regulation under the Public Utility

     Holding Company Act, the Federal Power Act (other than with respect to wholesale rates under Section 205 thereof), or applicable public utility regulation in the affected states.  The Parties agree to negotiate in good faith to modify this Agreement to prevent such regulatory impacts from occurring and/or to seek waivers from such regulations, as necessary, and to make such modifications as may reasonably be necessary to avoid Sithe becoming regulated as a public utility.



3.   Continuing Obligations and Responsibilities
     -------------------------------------------



     3.1    Facility and Equipment Maintenance
            ----------------------------------

            Each Party shall be responsible for maintaining its own property,

            facilities, equipment and systems, defined as "Improvements" in

            Appendix I and the Schedules attached thereto, of the Asset

            Demarcation Agreement in a safe and efficient manner, in

            accordance with NEPOOL and NPCC criteria and guidelines, Prudent

            Utility Practice, applicable standards, and in accordance with applicable law.

            Each Party shall coordinate inspections and maintenance of its respective Interconnection Facilities with each other so as to minimize the unavailability of transmission to the Generating

            Assets and maximize the reliability and security of the

            Transmission System.



            For those Transmission and Distribution Assets and Purchased

            Interconnection Facilities associated with the Interconnection

            Facilities, Edison shall have the right to (i) request that Buyer test, calibrate or verify Buyer's equipment or software and (ii)

            monitor or inspect that equipment or software governing the operation and maintenance of that equipment of Buyer that is connected to Edison's Transmission System.  Buyer shall have the same right with respect to the Interconnection Facilities of

            Edison.  Said tests, calibrations, or inspections shall be performed consistent with applicable standards and procedures and the results shall be provided to the other Party upon request.

            Buyer shall maintain and coordinate protective relaying for its

            Generating Facilities and Purchased Interconnection Facilities

            with that of Edison's Transmission System consistent with the NPCC

            Bulk Power System Protection Criteria and applicable sections of the NEPOOL Agreement.



            Where practicable, each Party shall provide the other Party with spare parts available in inventory at its cost in the event of emergencies or equipment failures.



            Both Edison and Buyer shall comply with REMVEC and Edison's switching and tagging procedures (see Appendix I) and shall coordinate with REMVEC and the Edison Energy Management Center,

            as appropriate for the safe operation, isolation and reconnection of the elements of the interconnection.



     3.2    New Construction or Modifications
            ---------------------------------

            Edison shall be permitted to construct or modify its Excluded

            Assets, specifically in the switchyard and Buyer shall be

            permitted to construct or modify its Purchased Interconnection

            Facilities, in accordance with Prudent Utility Practice.  However,

            no new construction or modifications may be made which might reasonably be expected to adversely impact the other Party without providing prior written notice and detailed documentation of the work.  The Party desiring to perform said work shall provide drawings, plans, and specifications to the other Party at least

            30 days in advance of the work.

            Nothing herein shall be construed to absolve either Party from obtaining any required permits, licenses, and/or approvals,

            including approval under the Restated NEPOOL Agreement 18.4,

            prior to making the proposed changes.



     3.3    Buyer's Generation Asset Modifications
            --------------------------------------

            Notwithstanding any other provision of this Agreement, the

            Purchase and Sale Agreement or the Related Agreements, Buyer shall have the right to effect Generation Asset Modifications, in its sole discretion, subject to the provisions of this section 3.4.

            Buyer shall provide Seller with three (3) month notice prior to commencing any Generation Asset Modification and shall provide

            Seller with a copy of any publicly available permitting filing promptly following such filing.  The parties shall negotiate in good faith to amend this Agreement in the event of any such

            Generation Asset Modification, to the extent necessary to comply with applicable ISO and NEPOOL requirements.



     3.4    Inspections
            -----------

            Each Party shall be permitted, at its own expense, to inspect or observe maintenance activities, equipment tests, installation,

            construction or modifications to the other Party's Interconnection

            Facilities, which might reasonably be expected to affect the observing Party's operations.  If the observing Party notes any deficiencies, it shall inform the other Party in writing and any corrections necessitated by Prudent Utility Practice shall be made within a reasonable time.



            Joint use transmission and telecommunication structural facilities essential to both Generating Facilities and Transmission System such as foundations, fences, towers and antennas, shall be routinely inspected by the owner and maintained in accordance with

            Prudent Utility Practice.



     3.5    Interconnection Service
            -----------------------

            Edison shall provide Transmission and Distribution System access and Interconnection Service for the existing Generating

            Facilities.  Transmission Services for PTF Transmission Facilities

            for the output of the Generating Facilities shall be provided under the terms of the NEPOOL Open Access Transmission

            Tariff or that of Edison if the NEPOOL Open Access Tariff is not yet in place for Edison's PTF Transmission System.  Significant changes in the Generating Facilities or their capacity will require Buyer to follow the NEPOOL 18.4 procedure.  New or significantly expanded generating capacity will require a separate application for interconnection under the terms of Edison's and the NEPOOL Open Access Transmission Tariff.



            Edison shall provide, operate, and maintain its Interconnection

            Facilities so as to provide the Buyer's Generating Facilities with reasonably continuous access to Edison's Transmission System, and thereby to the regional network within NEPOOL.  Such access shall be subject to automatic and instantaneous interruption upon the activation of protective relaying devices designed to protect any of the Generating Facilities, its step-up transformer, the

            Interconnection Facilities, or the Transmission System, and may be

            subject to extended outages due to equipment failure.  Whenever such service is interrupted due to equipment failures within its

            Transmission or Distribution Systems, Edison shall restore service on an expedited basis consistent with Prudent Utility Practice.

            Any revenue loss associated with such interruption of the access of the Generating Facilities to the Transmission or Distribution

            System shall be borne by Buyer.



            The Parties shall each comply with all applicable standards and

            NEPOOL and ISO requirements regarding, but not limited to,

            maintenance outage coordination, voltage schedules, generator power factor, control and reporting of output and line flow data and major equipment status, and metering accuracy.  Buyer shall additionally be obligated to comply with ISO directives regarding operation during emergency conditions.



            If Buyer fails to operate and maintain its Purchased

            Interconnection Facilities as provided in this Agreement, Edison shall be permitted to discontinue Interconnection Services until such failure has been corrected, to the extent that such failure may reasonably be expected to adversely affect Edison's

            Transmission System, provided that Edison comply with the notice and termination provisions set forth in FERC's regulations.

     3.6    Edison Provided Local Services
            ------------------------------

            Edison shall provide Buyer access to metered reserve or generating station service power via Edison's Transmission and Distribution

            Systems.  Such generating station service power shall be treated as a wholesale commercial load on Edison's system which shall not be subject to access charges, and may be supplied by any energy provider.  The Generating Facility is not eligible to receive

            Standard Offer Service or Default Service from Edison.



            Whenever generating station service power access is interrupted due to equipment failures within Edison's facilities, Edison shall restore such access on an expedited basis consistent with Prudent

            Utility Practice.



     3.7    Metering
            --------

            Edison shall provide, own, operate and monitor the revenue metering to establish generating station service (also referred to as reserve station service) delivered to Buyer.  Buyer shall pay for such metering and, at it's expense, provide meter enclosures and required wiring in compliance with Edison's metering policy

            C-35 attached as Appendix II.



            Buyer is responsible for revenue metering equipment and associated instrument transformers to establish the net output of the

            Generating Facilities which is delivered to the Edison

            Distribution or Transmission System.  Buyer shall own, operate and maintain such equipment, conduct annual meter accuracy tests and prepare all calibration reports for said equipment measuring energy transfers between Buyer and Edison.  If at any time, the metering equipment is found to be inaccurate by more than that allowed for by NEPOOL CRS-13, NEPEX Metering and Telemetering

            (dated 12/15/95) or subsequent appropriate ISO standards, the

            Buyer shall make the metering equipment accurate, and any meter billings for the period of inaccuracy shall be adjusted insofar as it can be reasonably determined.



            Each Party shall be provided with the results of routine testing of the other Party's equipment for measuring energy transfers.  In addition to annual routine testing, either Party shall have the metering equipment tested upon the request of and in the presence of
            a representative of the other Party.  If such metering equipment proves accurate within the specifications of CRS-13, the expense of the test shall be borne by the Party that requested the test.



            Buyer shall supply Edison with daily tabulations of hourly generator MWh output, on the same schedule this data is required by the ISO, for Edison's territory load calculation purposes for as long as Edison requires this data.



     3.8    Buyer Provided Services
            -----------------------

            In those instances where power for either the Transmission or the

            Distribution substation located at the site is provided through the Generating Facilities of Buyer, Buyer shall provide Edison access to such until such time as arrangements can be made to separate this service.  During this interim period, access shall be maintained to power in the quantities, at the levels and in the substation locations where such power was provided from

            immediately prior to the execution of this Agreement.  Whenever substation service power access is interrupted due to equipment failures within Buyer's Generating Facilities, Buyer shall restore such power on an expedited basis consistent with Prudent Utility

            Practice.



     3.8    Communications
            --------------

            Buyer shall establish and maintain appropriate channels of communication as required by the ISO and the Energy Management

            Center.



            Edison shall have the right to modify or upgrade communications equipment on Buyer's Generating Facilities as required for

            Transmission or Distribution System operations.



     3.10   Notifications
            -------------

            3.10.1    Emergency
                      ---------

                      Each Party shall provide prompt verbal notification of

                      emergencies which may reasonably be expected to affect

                      the other Party's operations, followed by written

                      notification.  Buyer shall notify the Energy Management

                      Center of any observed fires, break-ins, or threats to

                      Interconnection Facilities.

            3.10.2    Transmission Service Interruptions
                      ----------------------------------

                      If operation of Buyer's Generating Facilities might

                      reasonably be expected to have an adverse impact or

                      interfere with the safe and reliable operation of the

                      Transmission System, Edison shall be permitted to

                      discontinue transmission service until the condition has

                      been corrected, provided that Edison follow the notice

                      and termination provisions set forth in FERC's

                      regulations and Edison shall promptly notify the Buyer,

                      in advance if possible, of such action.



            3.10.3.   Non-Dispatchability
                      -------------------

                      If Buyer's Generating Facilities are not dispatchable by

                      NEPOOL or the ISO, Buyer shall notify the Energy

                      Management Center in advance and provide a schedule of

                      when generation is expected to be resumed.



     3.11   Safety
            ------

            Each Party shall be solely responsible for the safety and

            supervision of its own employees, agents, representatives and subcontractors.  Buyer will observe all applicable safety

            standards, procedures and practices of OSHA and Edison (See

            Appendix I) when entering or working in the interconnection switchyard on the Purchased Assets and shall immediately report any injuries to the appropriate agencies and to the Energy

            Management Center.



4.   Operations
     ----------

     4.1    Buyer's Transmission System Operating Obligations
            -------------------------------------------------

            Buyer shall become a NEPOOL participant and shall operate all of its Purchased Interconnection Facilities connected to Edison's

            Transmission System in a safe, reliable, and efficient manner, in accordance with Prudent Utility Practice, applicable law and regulations, and the requirements of NEPOOL, the ISO, and the

            NPCC.

            Operation of all devices interconnecting to Edison's Transmission

            System by either Party shall be under the control, whether direct or permissive, of the Energy Management Center.  Specifically,

            Buyer will retain physical control from its generator control room over the circuit breakers that connect its Generating Facilities to the transmission ring bus(es) at the generating stations during those times when the Generating Facilities are either being synchronized to or removed from the network.  Buyer must

            coordinate with and submit to the direction of the Energy

            Management Center.  Edison will provide all other switching and grounding associated with isolating Buyer's Interconnection

            Facilities at Buyer's expense.



     4.2    Edison's Transmission System Operating Obligations
            --------------------------------------------------

            Edison shall operate all equipment that could reasonably be expected to have an impact on Buyer's operations in a safe and efficient manner and in accordance with all applicable laws and

            Prudent Utility Practice.



     4.3    Auditing of Accounts and Records
            --------------------------------

            Each Party shall have the right to audit each other's accounts and records pertaining to transactions under this Agreement.



5.   Cost Responsibilities and Billing Procedures
     --------------------------------------------



     5.1    Interconnection Cost Responsibilities
            -------------------------------------

            As part of the purchase price of the Generating Facilities the

            Generating Facility will be entitled to use Boston Edison's existing Distribution and Non PTF Transmission Facilities to receive power from and to deliver power to the company's Regional

            Transmission Facilities at no additional charge for the use of the existing Distribution or Non PTF Transmission Facilities.  Buyer

            will pay no access charges associated with the Generating

            Facilities and will not be entitled to receive standard offer service from Edison.  If Buyer requests an upgrade to the existing

            Distribution or Non PTF interconnection to the Generating

            Facility, Buyer will be responsible for the cost of the upgrade and no further charge will be made for the use of the upgraded facilities.  Buyer will be responsible for appropriate Regional

            Transmission charges under NEPOOL's Open Access Transmission

            Tariffs for power transmitted over the PTF Transmission

            Facilities.

            For each Generating Facility, Buyer will be responsible for the cost of ensuring that its revenue metering meets the requirements of CRS 13.  Metering shall be provided as needed for accurate accounting at the ISO of unit output, station service, and interchange with Edison's Transmission System.  If the existing metering fails to meet CRS 13 standards at the date of this

            Agreement Edison shall at its own cost use due diligence to provide metering that meets the requirements of CRS 13 as soon as practicable thereafter, but in no case shall the completion date of the metering changes be later than six months after the date of this Agreement.



            In lieu of charging Buyer a rate based upon system wide Non-PTF

            Transmission Facilities, a portion of Buyer's payments under the

            Purchase and Sale Agreement will be attributed to the right to use the Non-PTF Transmission Facilities serving the Generating

            Facilities based upon an allocation of the depreciated value of those Facilities.



     5.2    Billing Procedures
            ------------------

            The Parties shall prepare monthly invoices for reimbursable services, if any, provided to the other Party.



     5.3    Interest on Unpaid Balances
            ---------------------------

            Interest on unpaid balances shall be calculated in accordance with

            FERC regulations, 18 C.F.R. 35.19a (a)(2)(iii).



     5.4    Default
            -------

            "Event of Default" shall mean, in relation to a Party (the

            "Defaulting Party):  failure to make any payment that is required hereunder when due or failure to observe or perform any of its material obligations hereunder, and such failure continues for sixty (60) days after the Defaulting Party receives written notice from the Non-Defaulting Party of such failure.  Upon an Event of

            Default, the Non-Defaulting Party may terminate this Agreement provided that they comply with the notice and termination

            provisions set forth in the FERC's regulations.

            If there is a billing dispute, obligations pursuant to this

            Agreement shall continue, but the amount in dispute shall be paid into escrow until the dispute is resolved.



            If either party fails to perform its obligations under this

            Agreement, the other Party may seek specific performance to the extent that monetary damages are determined by a court of

            competent jurisdiction to be an inadequate remedy.



6.   Documentation
     -------------

     The Parties shall provide each other with appropriate documentation whenever one Party makes an alteration, change or modification to its property, equipment or facilities that could reasonably be expected to affect the other Party or whenever it is necessary to maximize operational efficiencies and promote safety and environmental compliance.



     Edison shall provide Buyer with a set of drawings that represent equipment or facilities that shall be jointly used or operated.



7.   Confidentiality
     ---------------

     Any information specific to the operation of the Generating Facilities which Edison may require in the course of its business shall be provided to Edison and its use shall be governed by the NEPOOL Information Policy

     (CRS-45) and by the Code of Conduct under FERC Order 889.



8.   Damage to Equipment, Facilities and Property
     --------------------------------------------

     Each Party shall be responsible for all physical damage to or destruction of equipment/facilities solely owned by it and its affiliates, regardless of whether the damage is caused by itself, the other Party or the other

     Party's affiliates, except to the extent of the other Party's negligence or willful or wanton acts or omissions or except as otherwise provided in this Agreement.

9.   Indemnification
     ---------------



     9.1    Indemnification
            ---------------

            Each Party shall defend, indemnify and hold harmless the other

            Party from and against any claims and/or liability for damage to property, injury to or death of any person, or any other liability incurred by the other Party caused wholly or in part by the negligent, willful or wanton act or omission of the indemnifying

            Party, its affiliates, subcontractors, employees and agents arising out of or connected with the operation of its own or the other Party's or either Party's affiliates' facilities, equipment and property described in this Agreement, regardless of whether caused in part by the Party indemnified hereunder, to the extent that the indemnifying Party has agreed to assume responsibility and liability under this Agreement; provided, however, that in the case where the indemnified Party has contributed to the damage or injury, the indemnification shall be reduced based upon the relative degree of fault of the Parties.



     9.2    Indemnification Procedures
            --------------------------

            Any Party desiring to make a claim for indemnification pursuant to this Section 9 must first provide notice to the other Party in writing of the basis of the claim.  Such written notice must be sent by registered or certified mail, postage prepaid, to the other Party as indicated in Section 18.  Such notice must be given within one hundred twenty days (120) of the occurrence of the event giving rise to the claim for indemnification.  After receiving written notice of a claim for indemnification, neither

            Party shall compromise or settle such claim except by written agreement signed by an officer of the Party authorized to

            compromise or settle such claims.



10.  Insurance
     ---------

     Each Party shall maintain, at its own cost, fire, liability, worker's compensation and such other forms of insurance, in such amounts and on such terms and conditions as is customary and reasonable in the electric utility industry.  Each Party shall maintain a certificate or other written evidence of insurance and shall make available a copy of such certificate upon request by the other Party.  All insurance shall provide for not less than thirty (30) days' notice of cancellation, change, amendment or nonrenewal of such insurance. Each Party must notify the other Party within five (5) days of receiving a notice of cancellation,

     change, amendment or nonrenewal of any insurance policy.



11.  Force Majeure
     -------------

     For purposes of this Agreement, the term "Force Majeure" shall mean any of the following:  statute or regulation; action of a court or public authority having or purporting to have jurisdiction in the premises;

     loss or impairment of the supply of electricity; any Act of God, fire,

     explosion, civil disturbance, labor dispute, or the public enemy; failure of any major supplier to perform; restraint by a court or regulatory agency; or any other cause, whether or not similar thereto, beyond the reasonable control of and without the fault or negligence of the Party claiming Force Majeure.  Except for the obligations of either Party to make payments under this Agreement for prior obligations, if either Party is rendered wholly or partly unable to perform its obligations under this

     Agreement because of a Force Majeure event, that Party shall be excused from whatever performance is affected by the Force Majeure event to the extent so affected; provided, however, that the period of excused performance shall only last as long as the period of Force Majeure and provided that the non-performing Party shall:  (1) provide prompt notice to the other Party of the occurrence of the Force Majeure giving an estimation of its expected duration and the probable impact on the performance of its obligations hereunder and submitting good and satisfactory evidence of the existence of the Force Majeure; and (2)

     exercise all reasonable efforts to continue to perform its obligations hereunder; (3) expeditiously take action to correct or cure the Force

     Majeure and submit good and satisfactory evidence that it is making all reasonable efforts to correct or cure the Force Majeure; (4) exercise all reasonable efforts to mitigate or limit damages to the other Party to the extent such action will not adversely effect its own interest; and (5)

     provide prompt notice to the other Party of the cessation of the Force

     Majeure.



12.  Dispute Resolution
     ------------------

     The Parties shall attempt in good faith to resolve between themselves any disputes that may arise hereunder.  In the event that the Parties are unable to resolve any such dispute, the matter shall be immediately referred to the executives of the Parties who have authority to resolve the dispute.  If these executives are unable to agree upon a solution within thirty (30) days, the Parties shall have recourse to mediation,

     arbitration, or other alternative dispute resolution device of their mutual selection.  If the Parties cannot agree on an alternative dispute resolution device, arbitration shall
     be selected.  Any arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association unless otherwise agreed upon.  The award rendered by any Arbitrator shall, to the extent applicable law permits, be final and binding and judgment may be entered upon it in accordance with the applicable law in any court or regulatory body having jurisdiction thereof.  Remedies and damages shall be provided by mutual agreement or in accordance with the procedures of the American Arbitration Association, as appropriate.  Any arbitration, mediation or other dispute resolution proceeding shall be kept strictly privileged and confidential, except as necessary for the enforcement of a decision or award of damages.



13.  Amendments
     ----------

     This Agreement may not be amended or modified except in writing by or on behalf of the Parties by their duly authorized officers. The Parties shall negotiate in good faith to amend this Agreement if a change in law or other circumstances substantially affects Edison's provision of

     Interconnection Services.



14.  Assignment/Change in Corporate Identity
     ---------------------------------------

     This Agreement shall inure to the benefit of and bind the respective successors and permitted assigns of the Parties hereto, but no assignment by either Party shall be made or become effective without the prior written consent of the other Party, except that this Agreement may be assigned without such consent to an affiliate or successor of either

     Party, or to a person acquiring all or a controlling interest in the business assets of such Party.



     No assignment or transfer of rights shall relieve the assigning Party from full liability and financial responsibility for performance unless the assignee or transferee agrees in writing and the other Party has so consented in writing.



     If Buyer terminates its existence as a corporate entity, by merger,

     acquisition, sale, consolidation or otherwise, or if substantially all of Buyer's assets are transferred to another entity, without complying with this Agreement, Edison shall have the right to seek equitable relief to enjoin Buyer's successor from using the property in any manner that interferes with, impedes or restricts Edison's ability to operate its

     Transmission and/or Distribution Systems and Edison shall have the right to operate all or part of the Purchased Interconnection Facilities necessary to maintain its Transmission and Distribution Systems.

15.  Subcontractors
     --------------

     Subcontracting shall be permitted provided that all subcontractors shall be required to comply with this Agreement.  The hiring Party shall still be fully responsible for its obligations under this Agreement.



16.  Limitation of Liability
     -----------------------

     Neither Party shall be liable to the other for incidental, punitive,

     special, indirect, multiple or consequential damages connected with or resulting from the performance or non-performance of Agreement.



17.  Governing Law
     -------------

     The rights of the Parties and the construction and effect of the terms of this Agreement shall be subject to and determined in accordance with the laws of the Commonwealth of Massachusetts.



18.  Notices and Communications Regarding this Agreement
     ---------------------------------------------------

     Notices and communications regarding this Agreement or the underlying service shall be sent in writing by United States mail or facsimile,

     confirmed with hard copy to follow by mail to:



     Boston Edison Company

     800 Boylston Street

     Boston, MA  02199

            Facsimile (617) 424-2605



     And to Buyer

     Sithe Energies, Inc.

     450 Lexington Avenue, 37th. Floor,

     New York City, NY 10017

     Facsimile: 212-450-9025

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by and through their respective duly authorized representatives as of the day and year first above written



BOSTON EDISON COMPANY                SITHE ENGERGIES INC.

Name:   ____________________         Name:   ________________________

By:     /s/ Thomas J. May            By:     /s/ Barry J. Sullivan
        ________________________             ___________________________

Title:  President                    Title:  Vice Chairman
        _______________________              __________________________